Exhibit 1.1

UNDERWRITING AGREEMENT

FOR THE CAPITAL INCREASE WITH PREFERENTIAL SUBSCRIPTION

RIGHTS OF BANCO SANTANDER, S.A.

BANCO SANTANDER, S.A.

as Issuer, Joint Global Coordinator, Joint Bookrunner and Agent

CITIGROUP GLOBAL MARKETS LIMITED

and

UBS LIMITED

as Joint Global Coordinators, Joint Bookrunners and Underwriters

BNP PARIBAS

Credit Suisse Securities (Europe) Limited

Deutsche Bank AG, London Branch

Goldman Sachs International

HSBC Bank plc

Morgan Stanley & Co International plc

Banco Bilbao Vizcaya Argentaria, S.A.

CaixaBank, S.A.

Banca IMI, S.p.A.

Barclays Bank PLC

Crédit Agricole Corporate and Investment Bank

ING Bank N.V.

Mediobanca Banca di Credito Finanziario S.p.A.

RBC Europe Limited

Société Générale

Wells Fargo Securities LLC

and

Jefferies International Limited

as Joint Bookrunners and Underwriters

Madrid, July 3, 2017

ÍNDICE

PARTIES		4
WHEREAS		5
1.	SUBJECT-MATTER	9
1.1	Placement, Pre-funding and Underwriting Commitment	9
1.2	Underwriting Price	10
1.3	Proportions	11
1.4	Several nature of the obligations	11
1.5	Conditions precedent	12
1.5.1	Conditions precedent to promotion of the subscription of the Underwritten Shares	12
1.5.2	Conditions precedent to the pre-funding and underwriting	15
2.	SUBSCRIPTION PERIOD, PROCEDURE FOR PLACEMENT AND CLOSING	17
2.1	Preferential Subscription Period	17
2.1.1	Preferential Subscription Period and request of Additional Shares	18
2.1.2	Additional Shares Allocation Period	18
2.1.3	Discretionary Allocation Period	19
2.2	Procedure for Placement of Discretionary Allocation Shares	19
2.3	Early Termination of the Capital Increase	20
2.4	Pre-funding of Discretionary Allocation Shares	20
2.5	Payment and delivery of Discretionary Allocation Shares to investors	22
3.	FEES	22
3.1	Praecipium and Underwriting Fee	22
3.2	Payment of fees	23
3.3	Assignment of fees	23
4.	COMPLIANCE WITH OBLIGATIONS UNDER THE LEGISLATION OF OTHER COUNTRIES	23
5.	REPRESENTATIONS AND WARRANTIES OF BANCO SANTANDER	26
5.1	Representations and warranties	26
5.2	Continued validity of the representations and warranties	35
5.3	Sole remedy	35
6.	OTHER OBLIGATIONS OF THE PARTIES	35
6.1	Other obligations of BANCO SANTANDER	35
6.2	Other obligations of the Underwriters	37

7.	INDEMNIFICATION	39
7.1	Indemnification by BANCO SANTANDER	39
7.2	Indemnification by the Underwriters	40
7.3	Contractual liability of the parties	40
7.4	Indemnification procedure	41
7.5	Contribution	42
7.6	Penalty interest	44
8.	TERMINATION OF THE UNDERWRITING COMMITMENT	44
8.1	Force Majeure	44
8.2	Termination Events	46
8.3	Consequences of termination of this Agreement	46
9.	EXPENSES	47
10.	TAXES	48
11.	CONDITION SUBSEQUENT	49
12.	NOTICES	49
13.	ENTIRE AGREEMENT	49
14.	JURISDICTION	49
15.	GOVERNING LAW	49
16.	EXECUTION	49
SCHEDULE 1. FORM OF OPINION OF U.S. COUNSEL
SCHEDULE 2. FORM OF OPINION OF SPANISH COUNSEL
SCHEDULE 3. FORM OF CHIEF FINANCIAL / ACCOUNTING OFFICER CERTIFICATE
SCHEDULE 4. FORM OF DELOITTE, S.L. COMFORT LETTER
SCHEDULE 5. FORM OF PRICEWATERHOUSECOOPERS AUDITORES, S.L. COMFORT LETTER
SCHEDULE 6. LIST OF SIGNIFICANT SUBSIDIARIES
SCHEDULE 7. INFORMATION SUPPLIED TO THE BANK BY THE UNDERWRITERS FOR INCLUSION IN THE OFFERING DOCUMENTS
SCHEDULE 8. ADDRESSES FOR PURPOSES OF NOTICES

Done in Madrid, on July 3, 2017 by and among the following

PARTIES

I.	BANCO SANTANDER, S.A., with registered office in Santander, at Paseo de Pereda 9-12, 39004, and holding taxpayer identification number A-39000013 (hereinafter, the “Company”, the “Bank” or “BANCO SANTANDER”). BANCO SANTANDER will also act as Joint Global Coordinator, Joint Bookrunner (as defined below) and agent (in this capacity, the “Agent”).

II.	CITIGROUP GLOBAL MARKETS LIMITED, with registered office at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, acting as joint global coordinator, joint bookrunner and underwriter (hereinafter, “Citi”);

III.	UBS LIMITED, with registered office at 5 Broadgate, London EC2M 2QS, United Kingdom, acting as joint global coordinator, joint bookrunner and underwriter (hereinafter, “UBS”);

IV.	BNP PARIBAS, with registered office at 16 Boulevard des Italiens, 75009 Paris, France, acting as joint bookrunner and underwriter;

V.	CREDIT SUISSE SECURITIES (EUROPE) LIMITED, with registered office at One Cabot Square, London E14 4QJ, United Kingdom, acting as joint bookrunner and underwriter;

VI.	DEUTSCHE BANK AG, LONDON BRANCH, with registered office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, acting as joint bookrunner and underwriter;

VII.	GOLDMAN SACHS INTERNATIONAL, with registered office at Peterborough Court 133, Fleet Street, London EC4A 2BB, United Kingdom, acting as joint bookrunner and underwriter;

VIII.	HSBC BANK PLC, with registered office at 8 Canada Square, London E14 5HQ, United Kingdom, acting as joint bookrunner and underwriter;

IX.	MORGAN STANLEY & CO INTERNATIONAL PLC, with registered office at 25 Cabot Square, London E14 4QA, United Kingdom, acting as joint bookrunner and underwriter;

X.	BANCO BILBAO VIZCAYA ARGENTARIA, S.A., with registered office at Ciudad BBVA, C/ Azul, 4, 28050 Madrid, Spain, acting as joint bookrunner and underwriter;

XI.	CAIXABANK, S.A., with registered office at Av. Diagonal 621, 08028 Barcelona, Spain, acting as joint bookrunner and underwriter (hereinafter, “CaixaBank”);

XII.	BANCA IMI, S.P.A., with registered office at Largo Mattioli, 20121 Milan, Italy, acting as joint bookrunner and underwriter;

XIII.	BARCLAYS BANK PLC, with registered office at 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, acting as joint bookrunner and underwriter;

XIV.	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, with registered office at 12 Place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, acting as joint bookrunner and underwriter;

XV.	ING BANK N.V., with registered office at Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, acting as joint bookrunner and underwriter;

XVI.	MEDIOBANCA BANCA DI CREDITO FINANZIARIO S.P.A., with registered office at Piazzetta Enrico Cuccia, 120121 Milan, Italy, acting as joint bookrunner and underwriter;

XVII.	RBC EUROPE LIMITED, with registered office at Riverbank House, 2 Swan Lane, London EC4R 3BF, United Kingdom, acting as joint bookrunner and underwriter;

XVIII.	SOCIÉTÉ GÉNÉRALE, with registered office at 29 Boulevard Haussmann, 75009 Paris, France, acting as joint bookrunner and underwriter;

XIX.	WELLS FARGO SECURITIES, LLC, with registered office at 375 Park Avenue, New York, New York 10152, acting as joint bookrunner and underwriter; and

XX.	JEFFERIES INTERNATIONAL LIMITED, with registered office at Vintners Place, 68 Upper Thames Street, London EC4V 3BJ, United Kingdom, acting as joint bookrunner and underwriter.

Hereinafter, BANCO SANTANDER (in its capacity as Joint Global Coordinator), Citi and UBS will be referred to collectively for the purposes of this agreement as the “Joint Global Coordinators”. The Joint Global Coordinators, BNP PARIBAS, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc, Morgan Stanley & Co International plc, Banco Bilbao Vizcaya Argentaria, S.A., CaixaBank, Banca IMI, S.p.A., Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank, ING Bank N.V., Mediobanca Banca di Credito Finanziario S.p.A., RBC Europe Limited, Société Générale, Wells Fargo Securities LLC and Jefferies International Limited will be referred to collectively for the purposes of this Agreement as the “Joint Bookrunners”. The Joint Bookrunners (excluding BANCO SANTANDER) will be referred to for the purposes of this Agreement as the “Underwriters”.

The persons acting for and on behalf of BANCO SANTANDER and of each of the Underwriters and of the Agent, whose powers they declare to be sufficient and validly in effect, are those identified and signing at the end of this agreement.

WHEREAS

(A)

The shareholders of the Bank in their Ordinary General Shareholders Meeting held on 7 April 2017 resolved, under item Five of the Agenda, to authorise the Board of Directors of the Bank so that the Board (or, by delegation, the Executive Committee) could resolve, pursuant to the provisions of article 297.1.b) of the Spanish Companies Act approved by Royal Legislative Decree

1/2010 (Real Decreto Legislativo 1/2010, de 2 de julio, que aprueba el Texto Refundido de la Ley de Sociedades de Capital) (as amended, the ‘‘Spanish Companies Act’’), and within three years from the date of the said General Meeting, to carry out one or more capital increases for a maximum nominal amount of €3,645,585,175, through the issuance of new shares, with or without share premium and with or without voting rights in consideration for cash contributions, with authority to set the terms and conditions of the capital increase and the characteristics of the shares, as well as to freely offer the new shares not taken up in the preferential subscription period or periods, and to establish that, in case of incomplete subscription, the capital be increased solely by the amount of the subscriptions made and to amend Article 5 of the Articles of Association.

(B)	On 3 July 2017, the Executive Committee pursuant to the authorisation mentioned in the preceding Recital (A) as well as on the basis of the authority sub-delegated to it by the Board of Directors of the Bank as of 26 June 2017, approved a capital increase (the “Capital Increase”), in the nominal amount of €729,116,372.50 and with a share premium of €6,343,312,440.75, by means of the issuance and admission to listing of 1,458,232,745 new ordinary shares of the Bank, of €0.50 nominal value each, of the same class and series as those currently outstanding, and represented by book-entry records (the “New Shares” or the “Underwritten Shares”). The Capital Increase aims to reinforce the Bank’s and its group regulatory capital ratios following the acquisition of Banco Popular Español, S.A. (“Banco Popular”) on 7 June 2017.

The New Shares will be issued with a share premium of €4.350 per New Share, representing an issue price of €4.850 per New Share (hereinafter, the “Subscription Price”). The Executive Committee of 3 July 2017 recognised the preferential subscription rights of BANCO SANTANDER shareholders over the New Shares, so that those shareholders acquiring their respective Santander shares before the relevant ex-date (excluded, which is expected to take place on 6 July 2017) and which purchases are settled on or before the relevant record date (included, which is expected to take place on 7 July 2017), would receive one preferential right per each share they hold (the “Subscription Rights”). According to the aforementioned Executive Committee resolutions, such Subscription Rights entail the right to subscribe for New Shares in the ratio of 1 New Share(s) for every 10 outstanding shares of the Bank. Moreover, the said Executive Committee resolutions provided expressly for the possibility of incomplete subscription of the Capital Increase and delegated the necessary powers so that any of the individuals expressly set forth therein, acting severally, may carry out all such acts as may be required for the completion of the foregoing resolution and the subsequent amendment of Article 5 of the Articles of Association.

(C)	The Bank’s share registration document (the “Registration Document”), the share securities note (the “Securities Note”) and the summary note (the “Summary”) of the Capital Increase are pending approval and registration with the official registry of the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores; hereinafter, the “CNMV”), which is expected to take place on 4 July 2017. The Registration Document, the Securities Note and the Summary, together with their annexes, supplements and documents incorporated therein by reference, will be collectively referred to hereinafter as the “Spanish Prospectus”.

BANCO SANTANDER will request from the CNMV, as the competent authority in Spain, once the Spanish Prospectus is approved and registered with the official registry of the CNMV, to provide a certificate of such approval and a copy of said document, together with its English translation, and, in the case of Italy, Poland and Portugal, a translation of the summary into the local language, to the competent authorities of the United Kingdom, Italy, Poland and Portugal, in accordance with the regulations applicable to cross-border offers and admission to trading set out in the Spanish legislation and in the regulations of the foregoing jurisdictions implementing Directive 2003/71/EC of the European Parliament and of the Council, of 4 November 2003, on the prospectus to be published when securities are offered to the public or admitted to trading (as amended).

On 22 June 2017, BANCO SANTANDER filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement, including a prospectus, on Form F-3 (the “Registration Statement”), relating to the securities, including its common shares, to be issued from time to time by BANCO SANTANDER (the “Shelf Securities”). The Registration Statement became effective under the U.S. Securities Act of 1933 (the “Securities Act”) upon filing of the Registration Statement with the SEC pursuant to Rule 462(e) under the Securities Act. The related prospectus covering the Shelf Securities is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the New Shares (the “Prospectus Supplement”) which will be filed with the SEC no later than the date of commencement of the Preferential Subscription Period or on another date as may be agreed between the parties hereto, together with the documents incorporated by reference to any of the Base Prospectus and the Prospectus Supplement, is hereinafter referred to as the “U.S. Prospectus”. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the U.S. Prospectus together with the free writing prospectuses, if any. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus” and “U.S. Prospectus” shall include the documents, if any, incorporated by reference therein.

Hereinafter, the documents cited in the foregoing paragraphs of this Recital (C) will be referred to collectively as the “Offering Documents”.

(D)	In addition:

a)	BANCO SANTANDER intends to apply for the approval of the Capital Increase by the National Securities Commission of Argentina (Comisión Nacional de Valores de Argentina; hereinafter, the “CNV”), for which purposes the Bank is willing to file with the CNV the Spanish Prospectus. If applicable, once the approval of the CNV is obtained, a Subscription Notice (Aviso de Suscripción) will be published in accordance with relevant Argentine legislation.

b)	As for Mexico, BANCO SANTANDER intends to offer (i) the New Shares, for subscription and payment, to its existing shareholders, without an approval from the National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores de México) being required, and (ii) any Discretionary Allocation Shares (as defined below), on a discretionary basis, among Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Securities Market Law (Ley del Mercado de Valores) . The New Shares may be subscribed and paid for by the existing shareholders of BANCO SANTANDER in Mexico, who comply with the terms set out in the Notice of Capital Increase, Subscription Rights and Other Related Rights (Aviso de Aumento de Capital, Derecho de Suscripción Preferente y Otros Derechos Relacionados) which will be published in accordance with Mexican law. BANCO SANTANDER may, directly or indirectly through authorised intermediaries, offer the Discretionary Allocation Shares (as defined below) to qualified and institutional investors in Mexico.

c)	As for Brazil, BANCO SANTANDER intends to take such actions as are necessary for the holders of Brazilian Depositary Receipts (“BDRs”) in BM&FBOVESPA to be able to take up or to sell, at their choice, their Subscription Rights corresponding to the shares underlying the BDRs, for which purposes the Bank is willing to publicly disclose a Portuguese translation of the Spanish Prospectus.

For clarification purposes, nothing in this Recital (D) can be deemed as an obligation of the Bank to perform the actions thereby contemplated. Hence, the Bank shall have no liability, whatsoever, if any of the said actions is not performed or is performed in a different manner.

(E)	The Subscription Rights will automatically be admitted to listing on the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and to trading on the Automated Quotation System (the “AQS”) of the Spanish Stock Exchanges on issue, expected to start on or about 6 July 2017. Application will be made to the CNMV for the admission of the New Shares to listing on the Spanish Stock Exchanges and to trading on the AQS.

(F)

The Bank, Citi and UBS are acting as Joint Global Coordinators of the Capital Increase; and the Joint Global Coordinators (excluding BANCO SANTANDER), BNP PARIBAS, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc, Morgan Stanley & Co International plc, Banco Bilbao Vizcaya Argentaria, S.A., CaixaBank, Banca IMI, S.p.A., Barclays Bank plc, Crédit Agricole Corporate and Investment Bank, ING Bank N.V., Mediobanca Banca di Credito Finanziario S.p.A., RBC Europe Limited, Société Générale, Wells Fargo Securities, LLC and Jefferies International Limited are acting as Joint Bookrunners and Underwriters for the purposes provided for in the consolidated text of the Spanish Securities Market Act approved by Royal Legislative Decree 4/2015, of October 23 (texto refundido de la Ley del Mercado de Valores aprobado por el Real Decreto Legislativo 4/2015, de 23 de octubre) (the

“Spanish Securities Market Act”) and its implementing regulations, such that, subject to the provisions of this Agreement and in the percentages indicated below, the Underwriters underwrite the New Shares and thus undertake to subscribe for those New Shares which are not taken up during the Preferential Subscription Period, the Additional Shares Allocation Period or the Discretionary Allocation Period.

In this respect, the Company hereby acknowledges and agrees that although Banco Português de Investimento, S.A. (“BPI”) is not a an Underwriter (and is not a party to this Agreement) in relation to the Capital Increase and no underwriting, placement or sell of the New Shares will be carried out by BPI, the latter will collaborate with CaixaBank in the marketing and offer of the New Shares. For the avoidance of doubts, the activities to be carried out by BPI are exclusively of a marketing type and do not include the submission of any order to any syndicate member. Submission of all purchase proposals received from investors (whether contacted by BPI or CaixaBank) will only been made by or through CaixaBank.

(G)	Whereas the Underwriters are willing to promote the placement of the New Shares and are willing to pre-fund and purchase the Underwritten Shares which, if applicable, have not been placed, in the percentages, terms and conditions set forth further below.

(H)	On 7 June 2017, the Company and the Joint Global Coordinators (excluding BANCO SANTANDER) entered into a stand-by underwriting commitment in favour of BANCO SANTANDER (the “Stand-by Underwriting Commitment”) and which by its terms automatically terminates, inter alia, upon execution of this underwriting agreement in respect of the Capital Increase (the “Agreement”), which Agreement will be governed by the provisions laid down in the following

CLAUSES

1.	SUBJECT-MATTER

1.1	Placement, Pre-funding and Underwriting Commitment

Subject to the terms and conditions set forth in this Agreement, the Underwriters, (i) agree to procure subscribers for any Discretionary Allocation Shares (as defined in Clause 2.1.3 below) at the Subscription Price among (x) qualified institutional buyers (“QIBs”) in the United States, as defined in Rule 144A promulgated under the Securities Act, (y) qualified investors in Spain, as defined in Section 39 of Royal Decree 1310/2005 of November 4, 2005, and (z) qualified investors resident in jurisdictions outside of Spain and outside of the United States such that, according to the regulations of any such jurisdiction, the offer and sale of the Discretionary Allocation Shares (1) do not require registration or approval, other than that of the Spanish Prospectus or the U.S. Prospectus or (2) is not restricted pursuant to the relevant securities market laws and regulations (the qualified investors described in subclauses (x), (y) and (z) above, “qualified institutional investors”); and (ii) during the Preferential Subscription Period and the Additional Shares Allocation Period (as these terms are defined in Clause 2 below), promote the subscription of Underwritten Shares at the Subscription Price among qualified institutional investors.

In the event that at the end of Discretionary Allocation Period, if applicable, 100% of the Discretionary Allocation Shares have been placed among qualified institutional investors, the Joint Global Coordinators (excluding BANCO SANTANDER) undertake to pre-fund 100% of the Discretionary Allocation Shares that have been placed by the Underwriters during the Discretionary Allocation Period, all on the terms set forth in Clause 2 below.

In the event that at the end of the Discretionary Allocation Period, the sum of New Shares subscribed and paid-in by Shareholders of Record and by Investors (as these terms are defined in Clause 2.1.1 below) in the Preferential Subscription Period and in the Additional Shares Allocation Period and, if applicable, by qualified institutional investors in the Discretionary Allocation Period is less than the total number of New Shares, the Joint Global Coordinators (excluding BANCO SANTANDER) undertake to: (i) pre-fund 100% of the Discretionary Allocation Shares that have been placed during the Discretionary Allocation Period acting in the name and for the account of the Underwriters in their respective Underwriting Commitments (and each Underwriter, in turn, acting in the name and for the account of the relevant final investors acquiring the Discretionary Allocation Shares that such Underwriter has procured), and (ii) subscribe and pay-in, acting in the name and on behalf of the Underwriters with regard to their respective Underwriting Commitments for the total number of Discretionary Allocation Shares not so taken up, all in compliance with their respective Underwriting Commitments (as defined below) and subject to the terms and conditions set forth in this Agreement.

Notwithstanding the foregoing, and in the event that there are any Discretionary Allocation Shares at the end of the Additional Shares Allocation Period, the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously and in their sole discretion, on behalf of the Underwriters, may decide that the Underwriters shall subscribe directly and pay-in for such Discretionary Allocation Shares in their respective Underwriting Proportions at the Subscription Price without effecting the start of the Discretionary Allocation Period.

Likewise the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously and in their sole discretion, on behalf of the Underwriters, may decide at any time to early close the Discretionary Allocation Period, in which case the Discretionary Allocation Shares that have not been placed among qualified institutional investors will be subscribed and paid-in in full by the Underwriters in their respective Underwriting Proportions at the Subscription Price.

In no event may the number of Underwritten Shares subscribed by the Underwriters pursuant to their Underwriting Commitment be higher than the total number of Discretionary Allocation Shares.

1.2	Underwriting Price

The underwriting price is equal to the Subscription Price, that is, €4.850 per New Share (hereinafter, the “Underwriting Price”).

1.3	Proportions

The percentages of Underwritten Shares which will be underwritten by each Underwriter (the “Underwriting Proportion”) as its underwritten commitment (the “Underwriting Commitment”), which will correspond to their share in the Total Underwriting Commitment are as indicated in the following table:

	Underwritten Shares
Underwriter	(number)	(%)
Citi	291,646,549	20.00

UBS	291,646,549	20.00

BNP PARIBAS	81,369,387	5.58

Credit Suisse Securities (Europe) Limited	81,369,387	5.58

Deutsche Bank AG, London Branch	81,369,387	5.58

Goldman Sachs International	81,369,387	5.58

HSBC Bank plc	81,369,387	5.58

Morgan Stanley & Co International plc	81,369,387	5.58

Banco Bilbao Vizcaya Argentaria, S.A.	42,434,573	2.91

CaixaBank, S.A. (in collaboration with BPI)	42,434,573	2.91

Banca IMI, S.p.A.	36,455,819	2.50

Barclays Bank PLC	36,455,819	2.50

Crédit Agricole Corporate and Investment Bank	36,455,819	2.50

ING Bank N.V.	36,455,819	2.50

Mediobanca Banca di Credito Finanziario S.p.A.	36,455,819	2.50

RBC Europe Limited	36,455,819	2.50

Société Générale	36,455,819	2.50

Wells Fargo Securities, LLC	36,455,819	2.50

Jefferies International Limited	10,207,627	0.70

Total Underwriting Commitment	1,458,232,745	100

The Underwriting Commitment of each Underwriter will be reduced, in each case pro rata to its Underwriting Proportion, by the number of New Shares subscribed in the Preferential Subscription Period, in the Additional Shares Allocation Period and in the Discretionary Allocation Period. This without prejudice to Joint Global Coordinators’ (excluding BANCO SANTANDER) respective pre-funding obligations.

Accordingly, in the event that the number of New Shares subscribed in the Preferential Subscription Period, in the Additional Shares Allocation Period and in the Discretionary Allocation Period is equal to 100% of the New Shares, the Underwriters will be released from their respective Underwriting Commitments.

1.4	Several nature of the obligations

The obligations assumed by the Underwriters under this Agreement are several in nature (“mancomunadas”) and not joint or joint and several obligations. Without prejudice to the foregoing, in the event of a default by any Underwriter of its Underwriting Commitment assumed hereunder, the other non-defaulting Underwriters will be required to assume the underwriting obligations of the New Shares corresponding to the defaulting Underwriter, up to a limit of 15 % of the Total Underwriting Commitment and in proportion to their respective Underwriting Proportion.

Any Underwriter that is late in performing its obligation to release to BANCO SANTANDER the sum thereby payable under its Underwriting Commitment will be obliged to pay to BANCO SANTANDER the default interest covenanted in Clause 7.6 below.

No defaulting Underwriter shall be entitled to collect any underwriting and selling fees, and the fees which it would have otherwise been entitled to in the absence of any such default will be distributed amongst the other Underwriters that have complied with their obligations in proportion to their respective Underwriting Commitments to the extent that those fees result from the obligations of the defaulting Underwriter consequently assumed by the rest of the Underwriters as stated above.

1.5	Conditions precedent

1.5.1	Conditions precedent to promotion of the subscription of the Underwritten Shares

The obligation of the Underwriters to promote the subscription of the Underwritten Shares as indicated under this Agreement is conditional upon the satisfaction of the following conditions precedent on the First Subscription Rights Date (as defined in Clause 2.1 below) and on any further date as determined below (the satisfaction of each such condition (including, without limitation, whether a Material Adverse Effect has resulted or occurred) to be determined in the sole judgement of the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously, reasonably and in good faith, and after non-binding consultation with the Company to the extent reasonably practicable in all circumstances):

(a)	all the representations and warranties in Clause 5 remaining true and accurate at, and as if made on, such date (in all material respects, in the case of those representations and warranties not separately qualified by materiality), except where the untruthfulness or inaccuracy of the relevant representation and warranty, in the terms set forth herein, does not, individually or in the aggregate, result in a Material Adverse Effect.

For the purposes of this Agreement a “Material Adverse Effect” means any material adverse change in, or any development which is reasonably expected to lead to a material adverse change in or affecting, the credit rating, the condition (financial, operational, legal or otherwise) or the earnings, management, business affairs, operations, funding position, solvency or prospects of the Bank and its subsidiaries considered as one enterprise and whether or not arising in the ordinary course of business;

(b)	the Bank having complied in all material respects with its obligations and undertakings set out in this Agreement to be performed on or before such date;

(c)	the approval and registration of the Spanish Prospectus by the CNMV;

(d)	there not having been, in the opinion of the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously, reasonably and in good faith, any Material Adverse Effect since the date of this Agreement.

(e)	the delivery to the Underwriters of the following:

i.	Opinions of legal counsels:

•	at the date of each (x) the Prospectus Supplement and (y) any amendment or supplement to the Prospectus Supplement (if any), dated the date of the Prospectus Supplement and any such amendment or supplement to the Prospectus Supplement (if any), respectively, a U.S. 10b-5 disclosure letter and U.S. legal opinion of Davis Polk & Wardwell LLP, U.S. legal counsel of the Bank, substantially in the form of Schedule 1; and

•	at the date of each of (x) the Spanish Prospectus and (y) any amendment or supplement to the Spanish Prospectus, dated the date of the Spanish Prospectus and any such amendment or supplement to the Spanish Prospectus (if any), respectively, a Spanish legal opinion of Uría Menéndez Abogados, S.L.P, Spanish legal counsel of the Bank, substantially in the form of Schedule 2.

ii.	Officer’s certificate

At the date of each of (x) the Spanish Prospectus, (y) the Prospectus Supplement and (z) any amendment or supplement to the Spanish Prospectus or the Prospectus Supplement (if any), dated the date of the Spanish Prospectus, the Prospectus Supplement and any such amendment or supplement to the Spanish Prospectus or the Prospectus Supplement (if any), respectively, a certificate signed by an executive officer of the Bank, to the effect that (i) the representations and warranties in Clause 5 are true and correct (in all material respects, in the case of those representations and warranties not separately qualified by materiality) with the same force and effect as though expressly made as of the date of the corresponding certificate, (ii) the Bank has complied in all material respects with all undertakings, agreements and other obligations and materially satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the date of the corresponding certificate, and (iii) no order suspending the use of the Offering Documents has been issued in Spain, the United States of America or the United Kingdom and, to the knowledge of the Bank, no proceedings for that purpose have been instituted or are pending to the Bank’s knowledge.

Notwithstanding the above, the text of the Officer’s certificate may include any exceptions or qualifications as may be required so that it accurately reflects the relevant facts and circumstances of the Company and its subsidiaries as of each of the dates when it is issued. The condition set out in Clause 1.5.1(e)(ii)(i) shall only be deemed not to be satisfied by reason of any relevant representation or warranty not being true and correct where the untruthfulness or incorrectness of any such representation or warranty, individually or in the aggregate, results in a Material Adverse Effect as set out in Clause 1.5.1(a).

iii.	Chief Financial/Accounting Officer’s certificate

(i) At the date of each of (x) the Spanish Prospectus and (y) the Prospectus Supplement, dated the date of the Spanish Prospectus and the Prospectus Supplement, respectively, a certificate of either of the Chief Financial Officer or the Chief Accounting Officer of the Bank, substantially in the form set out in Schedule 3.

(ii) At the date of any amendment or supplement to the Spanish Prospectus or the Prospectus Supplement (if any), dated the date of any such amendment or supplement to the Spanish Prospectus or the Prospectus Supplement, a certificate of either the Chief Financial Officer or the Chief Accounting Officer of the Bank to the effect that he reaffirms the statements made in the certificate delivered pursuant to paragraph (iii.)(i) above with respect to the Spanish Prospectus and the Prospectus Supplement as of its date, as the case may be.

iv.	Accountants’ comfort letters

At the date of each of (x) the Spanish Prospectus and (y) the Prospectus Supplement, dated the date of the Spanish Prospectus and the Prospectus Supplement, respectively, PricewaterhouseCoopers Auditores, S.L. and Deloitte, S.L. letters, in each case in form and substance reasonably satisfactory to the Joint Global Coordinators, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants AU-C 920 and AU-C 920 “look like” “comfort letters” to Underwriters with respect to the financial statements, changes in financial statement line items, and certain financial information contained in the Prospectus Supplement and the Spanish Prospectus.

At the date of any amendment or supplement to the Spanish Prospectus or the Prospectus Supplement (if any), dated the date of any such amendment or supplement to the Spanish Prospectus or the Prospectus Supplement, each of the Underwriters shall have received from PricewaterhouseCoopers Auditores, S.L. and, only to the extent that such amendment or supplement relates to financial statements or other financial information of BANCO SANTANDER for the years ending December 31, 2014 and December 31, 2015, Deloitte, S.L., letters, in each case in form and substance reasonably satisfactory to the Joint Global Coordinators, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect that they reaffirm the statements made in the letters furnished pursuant to paragraph (e)(iv) above as of their respective dates.

For clarification purposes, the letters to be issued by Deloitte, S.L and PricewaterhouseCoopers Auditores, S.L. respectively shall refer to the time periods for which each of them has been the Company’s auditor.

The letters to be issued by Deloitte, S.L and PricewaterhouseCoopers Auditores, S.L. shall be substantially in the form of Schedule 4 and Schedule 5.

1.5.2	Conditions precedent to the pre-funding and underwriting

The obligations of the Joint Global Coordinators (excluding BANCO SANTANDER) to pre-fund and the obligations of the Underwriters to underwrite as indicated under this Agreement are conditional upon the satisfaction of the following conditions precedent on the Closing Date no later than the Prefunding Time (each as defined in Clause 2.4 below) (the satisfaction of each such condition (including, without limitation, whether a Material Adverse Effect has resulted or occurred) to be determined in the sole judgement of the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously, reasonably and in good faith, and after non-binding consultation with the Company to the extent reasonably practicable in all circumstances):

(a)	compliance with the conditions precedent set out in Clause 1.5.1, pursuant to the terms and on the dates set forth therein;

(b)	all the representations and warranties in Clause 5 remaining true and accurate at, and as if made on, such date (in all material respects, in the case of those representations and warranties not separately qualified by materiality), except where the untruthfulness or inaccuracy of the relevant representation and warranty, in the terms set forth herein, does not, individually or in the aggregate, result in a Material Adverse Effect;

(c)	the Bank having complied in all material respects with its obligations and undertakings set out in this Agreement to be performed on or before such date;

(d)	there not having been, in the opinion of the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously, reasonably and in good faith, any Material Adverse Effect since the date of this Agreement;

(e)	The delivery to the Underwriters of the following:

i.	Bring-down opinions of legal counsels

•	no later than the Prefunding Time on the Closing Date and on the date of any amendment or supplement to the Prospectus Supplement (if any), dated the Closing Date and the date of any such amendment or supplement (if any), respectively, a U.S. 10b-5 disclosure letter and U.S. legal opinion of Davis Polk & Wardwell LLP, U.S. legal counsel of the Bank substantially in the form of Schedule 1; and

•	no later than the Prefunding Time on the Closing Date and on the date of any amendment or supplement to the Spanish Prospectus (if any) dated the Closing Date and the date of any such amendment or supplement (if any), respectively, a Spanish legal opinion of Uría Menéndez Abogados, S.L.P, Spanish legal counsel of the Bank substantially in the form of Schedule 2.

ii.	Officer’s certificate

No later than the Prefunding Time on the Closing Date and the date of any amendment or supplement to the Spanish Prospectus or the Prospectus Supplement (if any), dated the Closing Date and the date of any such amendment or supplement to the Spanish Prospectus or the Prospectus

Supplement, respectively, a certificate signed by an executive officer of the Bank, to the effect that (i) the representations and warranties in Clause 5 are true and correct (in all material respects, in the case of those representations and warranties not separately qualified by materiality) with the same force and effect as though expressly made as of the date of the corresponding certificate, (ii) the Bank has complied in all material respects with all undertakings, agreements and other obligations and materially satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the date of each certificate, as the case may be, and (iii) no order suspending the use of the Offering Documents has been issued in Spain, the United States of America or the United Kingdom and, to the knowledge of the Bank, no proceedings for that purpose have been instituted or are pending to the Bank’s knowledge.

Notwithstanding the above, the text of the Officer’s certificate may include any exceptions or qualifications as may be required so that it actually reflects the relevant fact and circumstances of the Company and its subsidiaries as of each of the dates when it is issued. The condition set out in Clause 1.5.2(e)(ii)(i) shall only be deemed not to be satisfied by reason of any relevant representation or warranty not being true and correct where the untruthfulness or incorrectness of any such representation or warranty, individually or in the aggregate, results in a Material Adverse Effect as set out in Clause 1.5.1 (a) above.

iii.	Chief Financial/Accounting Officer’s certificate

(i) No later than the Prefunding Time on the Closing Date, dated the Closing Date, a certificate of either the Chief Financial Officer of Chief Accounting Officer of the Bank, substantially in the form set out in Schedule 3.

(ii) At the date of any amendment or supplement to the Spanish Prospectus or the U.S. Prospectus, dated the date of any such amendment or supplement to the Spanish Prospectus or the Prospectus Supplement, a certificate of either the Chief Financial Officer or the Chief Accounting Officer of the Bank to the effect that he reaffirms the statements made in the certificate delivered pursuant to paragraph (iii.)(i) above with respect to the Spanish Prospectus and the Prospectus Supplement, as the case may be.

iv.	Bring-down comfort letters

•	At the date of any amendment or supplement to the Spanish Prospectus or the Prospectus Supplement (if any), dated the date of any such amendment or supplement to the Spanish Prospectus or the Prospectus Supplement, PricewaterhouseCoopers Auditores, S.L. and, only to the extent that such amendment or supplement relates to financial statements or other financial information of BANCO SANTANDER for the years ending December 2014 and December 2015, Deloitte, S.L. letters, in each case in form and substance reasonably satisfactory to the Joint Global Coordinators, to the effect that they reaffirm the statements made in the letters furnished pursuant to paragraph Clause 1.5.1(e)(iv) above as of their respective dates.

•	No later than the Prefunding Time on the Closing Date, each of the Underwriters shall have received from PricewaterhouseCoopers Auditores, S.L. letters, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Joint Global Coordinators, to the effect that they reaffirm the statements made in the letters furnished pursuant to paragraph Clause 1.6.1(e)(iv.) above as of the Closing Date.

For clarification purposes, the letters to be issued by Deloitte, S.L and PricewaterhouseCoopers Auditores, S.L. respectively according to this paragraph (iv.) shall refer to the time periods for which each of them has been the Company’s auditor.

In the event that the New Shares are subscribed in full during the Preferential Subscription Period and/or the Additional Shares Allocation Period, and there is therefore no need for the Joint Global Coordinators, acting in the name and for the account of the Underwriters, to prefund or, if applicable, underwrite the Discretionary Allocation Shares, the conditions precedent required to be fulfilled no later than the Prefunding Time under this Clause 1.5.2 shall be fulfilled on the Closing Date no later than 7:00 a.m. (Madrid time).

The Joint Global Coordinators (excluding BANCO SANTANDER), acting unanimously in their absolute discretion and upon such terms as they think fit, having consulted with the Underwriters, shall be entitled to waive fulfilment of all or any of the conditions precedent set out in this Clause 1.5 in respect of all or any part of the performance thereof.

The documents to be delivered by or on behalf of the parties hereto pursuant to this Clause will all be delivered in electronic form.

2.	SUBSCRIPTION PERIOD, PROCEDURE FOR PLACEMENT AND CLOSING

The timetable of the Preferential Subscription Period (as defined below) and the procedure for the placement and payment of the Capital Increase will be set out in the Securities Note and in the announcement of the Capital Increase, which will determine the definitive dates in view of the approval and registration of the Securities Note by the CNMV and publication of the announcement of the Capital Increase in the BORME and through Iberclear procedures. Consequently, if there is any inconsistency between the procedure established in the Securities Note and what is provided below, the provisions of the Securities Note will prevail.

Subject to the above, BANCO SANTANDER and the Underwriters agree that the Preferential Subscription Period and the procedure for placement and underwriting in the Discretionary Allocation Period will be governed by the following provisions

2.1	Preferential Subscription Period

The Preferential Subscription Period for the Capital Increase will begin on the first calendar day (the “First Subscription Rights Date”) following the publication of the notice of the Capital Increase in the Spanish Commercial Registry Official Gazette (Boletín Oficial del Registro Mercantil, “BORME”), which publication is expected to take place on 5 July 2017. The Preferential Subscription Period will comprise the following stages as further described in the Spanish Prospectus:

2.1.1	Preferential Subscription Period and request of Additional Shares

Subscription Rights will be granted to shareholders of record in the book-entry records of the securities registration, clearing and settlement service known as Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (hereinafter, “Iberclear”) at 23:59 Madrid time on 7 July 2017 (“Record date”), which will include those who acquire their shares on the Stock Exchanges up to and including 5 July 2017 (the day of publication of the notice of the Capital Increase in the BORME) and whose transactions are settled up to and including the Record Date (the “Shareholders of Record”). Shareholders who have sold their shares on or prior to 5 July 2017 will not receive Subscription Rights with respect to such shares.

Each ordinary share will entitle its holder to receive 1 Subscription Right. The exercise of 10 Subscription Rights entitles its holders to subscribe for 1 New Share(s) against payment of the Subscription Price per New Share in cash.

Subscription Rights may be exercised or traded during the period commencing on, and including, the First Subscription Rights Date and ending on, and including, the day falling fourteen calendar days thereafter (such period, the “Preferential Subscription Period”). The Preferential Subscription Period is expected to start on 6 July 2017 and end on 20 July 2017.

During the Preferential Subscription Period each Shareholder of Record and the investors that purchase Subscription Rights in the market (“Investors”) may exercise their Subscription Rights to subscribe for New Shares at the Subscription Price.

In addition, each Shareholder of Record and Investor subscribing for New Shares during the Preferential Subscription Period may, during the Preferential Subscription Period, request the subscription of additional New Shares (“Additional Shares”) over and above the entitlement corresponding to the number of Subscription Rights held by such Shareholder of Record or Investor in the manner provided in the Offering Documents. Any Additional Shares will be allocated in accordance with Clause 2.1.2 below.

Both the exercise of any Subscription Rights relating to the New Shares and the request for Additional Shares are unconditional and irrevocable except as otherwise provided in applicable law and regulation. Unexercised Subscription Rights will expire at the end of the Preferential Subscription Period without value.

2.1.2	Additional Shares Allocation Period

To the extent that the New Shares are not subscribed for in full at the end of the Preferential Subscription Period, any unsubscribed New Shares will be allocated amongst the Shareholders of Record and the Investors who have fully exercised their Subscription Rights and who requested the subscription of Additional Shares on the terms and within the limits described in the Securities Note. Allocation of Additional Shares will take place by no later than 17:00 (Madrid time) on 26 July 2017 (the “Additional Shares Allocation Period”). The Agent shall determine the allocation of the New Shares to Shareholders of Record and Investors that have requested the subscription of Additional Shares in the manner described in the Securities Note. In no event will Shareholders of Record or Investors be allocated more Additional Shares than they have requested. Promptly after the end of the Additional Shares Allocation Period, if such period is opened, the Company shall file a notice (hecho relevante) with the CNMV.

If there are no New Shares remaining unsubscribed at the end of the Additional Shares Allocation Period, the Discretionary Allocation Period will therefore not open, and the Company shall procure that the Agent notifies the Iberclear participants of the allocation of New Shares to their respective clients no later than by 18:00 (Madrid time) on 26 July 2017.

2.1.3	Discretionary Allocation Period

To the extent that the New Shares are not subscribed for in full during the Preferential Subscription Period and the Additional Shares Allocation Period, there shall be a period for the discretionary allocation of Underwritten Shares not so subscribed (the “Discretionary Allocation Shares”) pursuant to the terms and conditions of this Agreement and the Securities Note, amongst qualified institutional investors (as defined in Clause 1.1). Such period would be expected to start any time after the end of the Additional Shares Allocation Period and end by not later than 6:00 a.m., Madrid time, on the immediately following calendar day (hereinafter, the “Discretionary Allocation Period”).

No later than 12:00 (Madrid time) on 26 July 2017, the Company shall procure that the Agent gives notice to the Company and to the Joint Global Coordinators of the approximate number of Discretionary Allocation Shares (if any) to be allocated during the Discretionary Allocation Period and will provide the definitive number by no later than 17:00 (Madrid time) on such date.

Promptly after the end of the Discretionary Allocation Period, if such period is opened, the Company shall file a notice (hecho relevante) with the CNMV.

As indicated under Clause 1.1, during the Discretionary Allocation Period, the Underwriters will carry on activities of promotion in order to obtain proposals to subscribe for Discretionary Allocation Shares from qualified institutional investors.

2.2	Procedure for Placement of Discretionary Allocation Shares

The Underwriters shall inform the Joint Global Coordinators of any requests for the subscription of Discretionary Allocation Shares received by them at such times as the Joint Global Coordinators may determine and in no event later than 6:00 a.m. Madrid time on the date on which the Discretionary Allocation Period ends. The Joint Global Coordinators shall, in turn, notify the Company and the Agent of such requests for the subscription of Discretionary Allocation Shares no later than at 6:30 a.m. Madrid time on the same date, and the Company shall notify at such time the Joint Global Coordinators of any requests for the subscription of Discretionary Allocation Shares received by the Company itself. Any request for the subscription of Discretionary Allocation Shares shall be unconditional and irrevocable (save as provided in Clause 8.3) and shall include the number of Discretionary Allocation Shares that each investor is willing to subscribe at the Subscription Price.

The Bank, after hearing the opinion of the Joint Global Coordinators, shall evaluate the subscription proposals received, applying standards of quality and stability of the investment, and may accept in whole or in part, or reject any of the subscription proposals, at its sole discretion and without the need for any justification, but acting in good faith, so that no unjustified discrimination occurs between proposals with the same ranking and characteristics. Notwithstanding the foregoing, the Bank may not reject subscription proposals if this entails the Underwriters having to fulfil their respective Underwriting Commitments.

The Company shall give notice of the definitive allocation of Discretionary Allocation Shares to the Joint Global Coordinators as soon as practicable after notification of the subscription requests by the Underwriters on the date on which the Discretionary Allocation Period ends, and by no later than 7:00 a.m. Madrid time. The Joint Global Coordinators, in turn, shall immediately thereafter communicate such allocation to the Underwriters, who shall immediately give notice to the subscribers they have procured of the number of Discretionary Allocation Shares that have been allocated to each subscriber during the Discretionary Allocation Period (such notification to be made in writing). Once the allocations of Discretionary Allocation Shares have been communicated and confirmed by investors, such proposals shall automatically become firm subscription orders.

The Joint Global Coordinators (excluding BANCO SANTANDER) undertake to pre-fund 100% of the Discretionary Allocation Shares placed during the Discretionary Allocation period, as indicated in Clause 1.1 above.

2.3	Early Termination of the Capital Increase

Notwithstanding anything to the contrary in this Clause 2, the Company may, at any time after the end of the Preferential Subscription Period, declare the Capital Increase complete, provided always that the Capital Increase has been subscribed in full. In addition, the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously may agree not to start the Discretionary Allocation Period or to early terminate the Discretionary Allocation Period, provided that the Joint Global Coordinators (excluding BANCO SANTANDER), acting unanimously, decide that the Discretionary Allocation Shares will be subscribed for in full by the Underwriters in proportion to their respective Underwriting Proportions.

In addition, BANCO SANTANDER and the Joint Bookrunners may jointly agree to terminate the Discretionary Allocation Period at any time prior to the said Madrid time on the date on which the Discretionary Allocation Period ends.

2.4	Pre-funding of Discretionary Allocation Shares

To the extent that the Underwritten Shares are not subscribed for in full during the Preferential Subscription Period and the Additional Shares Allocation Period, the Joint Global Coordinators (excluding BANCO SANTANDER), acting in the name and for the account of the Underwriters in respect of their respective Underwriting Commitments (and each Underwriter acting (a) in the name and for the account of the final investors having received allocations of Discretionary Allocation Shares that such Underwriter has procured in the Capital Increase, and (b) on its own account, regarding any Discretionary Allocation Shares subscribed for by such Underwriter in discharge of its Underwriting Commitment), shall subscribe and pay-in for any such Discretionary Allocation Shares, at the Subscription Price (the “Subscription Funds”), without deduction of any commissions and expenses, by 7:00 a.m. (Madrid time) (the “Prefunding Time”) on 27 July 2017 (the “Closing Date”).

In accordance with this Clause 2.4, the Subscription Funds will be deposited by the Joint Global Coordinators (excluding BANCO SANTANDER) with the Agent in the following account:

IBAN Code:	ES60 0049 5499 0823 1000 0019

Account Name: BANCO	SANTANDER, S.A.

BIC Code:	BSCHESMMXXXX

(the “Company Account”).

The financial cost to those Joint Global Coordinators (excluding BANCO SANTANDER) that have deposited the Subscription Funds according to this Clause, shall be repaid to the Joint Global Coordinators (excluding BANCO SANTANDER) (the “Financial Cost Reimbursement”) within seven business days (this being understood as any calendar day other than a Saturday, a Sunday or a day on which the commercial banks are required or authorised by Law to be closed in the city of Madrid) after the Joint Global Coordinators (excluding BANCO SANTANDER) shall have notified the Bank of such financial cost in writing. The amount of the Financial Cost Reimbursement shall be equal to the sum of the Daily Financial Cost Amounts for each day between the Closing Date and the Settlement Date (as defined in Clause 2.5 below) (including the Closing Date but excluding the Settlement Date). The “Daily Financial Cost Amount” for each particular day shall be calculated in accordance with the following formula: the product of multiplying (i) the amount of the subscription funds corresponding to the Pre-funded Shares by (ii) the EONIA (Euro OverNight Index Average) for such day (expressed as a decimal) by (iii) the quotient resulting from dividing the number one by the number 365.

The Bank undertakes to freeze and not to use, access, release or grant any security interest in, or in any other way transfer, the amount deposited into the Company Account for the disbursement of the Subscription Price for the Discretionary Allocation Shares until the public deed of the Capital Increase has been granted.

Upon disbursement of the Capital Increase and the issuance of the certificate or certificates evidencing the deposit of the funds corresponding to the Subscription Price of all of the New Shares that have been subscribed, on the date on which the Discretionary Allocation Period ends (which is expected to be by no later than 27 July 2017), the Capital Increase shall be declared subscribed and completed, and the Bank shall proceed to execute the corresponding deed of capital increase for subsequent submission for registration with the Commercial Registry of Cantabria as soon as possible and, if practicable, on such same date.

Once such registration has been obtained, the deed of the Capital Increase shall be delivered to the CNMV, to Iberclear and to the Spanish Stock Exchanges by not later than the calendar day immediately following the date of granting of the deed of the Capital Increase (or as soon as possible thereafter should the public deed have not been registered prior to such date). In addition, BANCO SANTANDER undertakes to thereupon request the admission to trading of the New Shares on the Spanish Stock Exchanges. Initially and temporarily, Iberclear will allocate to each of the Joint Global Coordinators (excluding BANCO SANTANDER) the New Shares paid-in, where such is the case, by each of them.

2.5	Payment and delivery of Discretionary Allocation Shares to investors

Payment by the final investors or the Underwriters, as applicable, to the Joint Global Coordinators (excluding BANCO SANTANDER) for Discretionary Allocation Shares shall be made in euro at the Subscription Price in immediately available funds, no later than the second AQS day after the Special Stock Transactions Date (as defined below) (the “Settlement Date”), expected to be on 1 August 2017, against delivery of the Discretionary Allocation Shares (the “Payment Time”). Without prejudice to the above, in the event that the Joint Global Coordinators (excluding BANCO SANTANDER) have not received the aggregate Subscription Price relating to the Discretionary Allocation Shares on the Settlement Date, each Underwriter undertakes to pay to the Joint Global Coordinators (excluding BANCO SANTANDER), on the Settlement Date, the amount of the aggregate Subscription Price corresponding to such Underwriter’s Underwriting Proportion.

Transfer of the Discretionary Allocation Shares from the Joint Global Coordinators (excluding BANCO SANTANDER) to the Underwriters, on their own behalf and on behalf of the final investors, as the case may be, will take place by means of the execution of one or more special stock transactions (operaciones bursátiles especiales) (the “Special Stock Transactions”) to be carried on the date in which, following registration of the New Shares with the Commercial Registry of Cantabria and with Iberclear, the New Shares have been admitted to listing and their ISIN numbers have been matched (equiparación) by Iberclear with the ISIN numbers of the Bank’s existing ordinary shares (such date currently expected to be the first AQS trading day following the Closing Date (the “Special Stock Transactions Date”)) and which will be settled on the Settlement Date, as described in the Offering Documents.

In order to execute the Special Stock Transactions, the Agent will ask the Spanish Stock Exchanges to exclude the possibility of total or partial rejection of the transfer of the Discretionary Allocation Shares. Without prejudice to the above, and in the event the Spanish Stock Exchanges declines to exclude rejection, the Underwriters undertake, by virtue of this Agreement, not to make use of that possibility in settling the Special Stock Transactions.

The Underwriters shall send to the Agent the required communications under the “Guía práctica de actuación de eventos corporativos elaborada por SEB-CECA” sent by Iberclear under the Informative note 33/2016 dated 10 March 2016, identifying the final investors and specifying the number of Discretionary Allocation Shares, if any, allocated to each final investor or Underwriter, as the case may be, no later than 18:00 (Madrid time) on the Special Stock Transactions Date.

Unless otherwise agreed, all Discretionary Allocation Shares to be delivered at the Settlement Date shall be delivered by book-entry transfer: (i) to an account or accounts specified by the Underwriters, as Iberclear participants (entidades participantes); (ii) to an account specified by an Iberclear participant acting as custodian for Euroclear Bank S.A./N.V. (“Euroclear”); or (iii) to an account specified by a participant of Iberclear acting as custodian for Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in such portions as the Underwriters may designate, upon notice given to the Company and the Agent no later than the Madrid business day prior to the Settlement Date.

3.	FEES

3.1	Praecipium and Underwriting Fee

The following fees shall be payable:

(i)	to the Underwriters in consideration for their undertaking to procure subscribers and, failing which, subscribe and pay-in for the Underwritten Shares, an underwriting fee (the “Underwriting Fee”) of 1.4% of the Total Underwriting Commitment on a pro-rata basis according to their respective Underwriting Proportions; and

(ii)	to the Joint Global Coordinators (including, for the avoidance of doubt, BANCO SANTANDER) a praecipium fee (the “Praecipium Fee”) of 0.6% of the Total Underwriting Commitment which shall be split equally among them.

provided, however, that (a) none of the above fees shall be payable to the Underwriters by the Bank if the Agreement shall have been terminated pursuant to Clause 8.1 or Clause 8.2 below and (b) all fees payable to the Bank in its condition as Joint Global Coordinator pursuant to this Agreement shall extinguish by confusion of debts and, hence, no disbursement shall be made thereon.

For the sole purposes of this Clause, the “Total Underwriting Commitment” shall not mean the total number of Underwritten Shares, as in Clauses 1.3 and 1.4 above, but, rather, the result of multiplying the total number of Underwritten Shares by the Underwriting Price.

3.2	Payment of fees

The fees mentioned above shall be paid by the Agent, acting on behalf of BANCO SANTANDER, to the recipients thereof on the next business day following the Settlement Date, same-day-value, once all the New Shares subscribed for in the Capital Increase have been fully paid-in.

3.3	Assignment of fees

The Underwriters shall not assign, in whole or in part, the aforementioned fees without the Bank’s prior written consent except to financial intermediaries in their group according to article 42 of the Spanish Commercial Code, as their agents duly registered with the Bank of Spain and their representatives duly registered with the CNMV.

4.	COMPLIANCE WITH OBLIGATIONS UNDER THE LEGISLATION OF OTHER COUNTRIES

BANCO SANTANDER represents and warrants to the Underwriters and the latter represent and warrant to BANCO SANTANDER that they have not offered or sold, nor will offer nor sell New Shares issued in the Capital Increase, nor have they carried on solicitation, placement or intermediation activities in respect of the New Shares of the Capital Increase in any jurisdiction in circumstances that involve or could involve breach of the applicable laws and regulations in such jurisdiction or the need to carry out any type of registration with the competent securities exchange authority for that purpose other than those that BANCO SANTANDER is planning to perform in the terms outlined in Recitals (C) and (D).

Notwithstanding the foregoing, BANCO SANTANDER and the Underwriters make the representations and undertake the commitments with respect to the following foreign jurisdictions involved in the Capital Increase as follows:

United Kingdom

Neither the Bank nor the Underwriters have offered or sold and will not offer or sell any Shares to persons in the United Kingdom prior to receipt of confirmation from the United Kingdom Financial Conduct Authority (“FCA”) that the Spanish Prospectus has been passported into the United Kingdom in accordance with section 87H of the Financial Services and Markets Act 2000 (“FSMA”) except to persons who fall within the definition of “Qualified Investors” as defined in Directive 2003/71/EC (the “Prospectus Directive”), or otherwise in circumstances in which there is an exemption under the Prospectus Directive and/or applicable implementing legislation or regulations from the obligation to make available to the public an approved prospectus prior to the making of such offer and in any event will observe the selling restrictions set out in the Spanish Prospectus regarding the New Shares.

Whilst carrying out their obligations under this Agreement they will comply with the Listing Rules of the United Kingdom Listing Authority, the rules set forth in the Spanish Prospectus and the Disclosure and Transparency Rules of the FCA.

The Bank and the Underwriters have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the New Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Bank.

The Bank and the Underwriters have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the New Shares in, from or otherwise involving the United Kingdom.

Italy

Neither the Bank nor the Underwriters have offered or sold and will not offer or sell any New Shares to persons in Italy prior to receipt of confirmation that the Spanish Prospectus has been passported into Italy in accordance with the provisions of the Legislative Decree no. 58 of February 24, 1998, and the Consob’s Regulation no. 11971 of May 14, 1999, as amended and restated, implementing Articles 17 and 18 of the Prospectus Directive, except to persons who come within the definition of “Qualified Investors” as defined in the foregoing regulations, or otherwise in circumstances in which there is an exemption under the applicable implementing legislation or regulations from the obligation to make available to the public an approved prospectus prior to the making of such offer and in any event will observe the selling restrictions set out in the Spanish Prospectus regarding the New Shares.

Portugal

No offer of the New Shares may be made in Portugal except under circumstances that will result in compliance with the rules concerning the marketing of such New Shares and with the laws of Portugal generally.

In relation to Portugal, New Shares may not be offered to the public in Portugal, except that an offer of the New Shares to the public in Portugal may be made:

(i)	following the publication of a prospectus in relation to the New Shares which has been approved by the CNMV and notified to the Portuguese Comissão do Mercado de Valores Mobiliários, all in accordance with Article 18 of the Prospectus Directive;

(ii)	at any time to any entities who are considered as qualified investors according to article 30 of the Portuguese Securities Code (Código dos Valores Mobiliários); and

(iii)	at any time in any other circumstances which do not require the publication by the Bank of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the securities to the public” in relation to any New Shares in Portugal means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in Portugal.

Poland

Neither the Bank nor the Underwriters have offered or sold and will not offer or sell any New Shares to persons in Poland prior to: (i) the receipt by the Polish Financial Supervision Authority (Komisja Nadzoru Finansowego) of the notification of the Spanish Prospectus in accordance with the provisions of the Polish Act on Public Offering, the Conditions Governing the Introduction of Financial Instruments to Organised Trading, and Public Companies dated 29 July 2005, as amended and restated and (ii) publication of the Spanish Prospectus, the English translation of the Spanish Prospectus together with the Polish translation of its Summary, except to persons who come within the definition of “Qualified Investors” as defined in the Polish Act on Trading in Financial Instruments dated 29 July 2005, as amended and restated, or otherwise in circumstances in which there is an exemption under the applicable implementing legislation or regulations from the obligation to make available to the public an approved prospectus prior to the making of such offer and in any event will observe the selling restrictions set out in the Spanish Prospectus regarding the New Shares.

Other European Economic Area member states

Neither the Bank nor the Underwriters have offered or sold and will not offer or sell any New Shares to persons in any of the member States of the European Economic Area (“EEA”), except in circumstances in which there is an exemption under the Prospectus Directive and/or applicable implementing legislation or regulations from the obligation to make available to the public an approved prospectus prior to the making of such offer and in any event will observe the selling restrictions set out in the Spanish Prospectus regarding the New Shares.

For the purposes of this provision, the expression an “offer of the securities to the public” in relation to any New Shares in a EEA country means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in any member State of the EEA.

The United States of America

The Underwriters will refrain from taking any action that would result in the Bank being required to file with the SEC, under Rule 433(d) under the Securities Act, a free writing prospectus prepared by or on behalf of such Underwriters that otherwise would not be required to be filed by the Bank thereunder, but for the action of the Underwriters.

Argentina

Until authorization of the Capital Increase in Argentina is issued by the Argentine National Securities Commission (Comisión Nacional de Valores) under the Spanish Prospectus, the New Shares will not be offered, sold, placed, re-sold or re-placed in Argentina through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

Brazil

Registration of a prospectus with the Comissão de Valores Mobiliários in relation with the Capital Increase is not required under Brazilian regulations. BANCO SANTANDER intends to take such actions as are necessary for the holders of BDRs to be able to take up or to sell, at their choice, their Subscription Rights corresponding to the shares underlying the BDRs.

Mexico

The New Shares may be subscribed and paid for by the existing shareholders of BANCO SANTANDER in Mexico, who comply with the terms set out in the the Notice of Capital Increase, Subscription Rights and Other Related Rights (Aviso de Aumento de Capital, Derecho de Suscripción Preferente y Otros Derechos Relacionados). The National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores de México) has not authorized the Capital Increase in Mexico and, consequently, the New Shares may not be offered to the public in Mexico. BANCO SANTANDER may, directly or indirectly through authorised intermediaries, offer the Discretionary Allocation Shares to Mexican qualified and institutional investors in Mexico pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

5.	REPRESENTATIONS AND WARRANTIES OF BANCO SANTANDER

5.1	Representations and warranties

BANCO SANTANDER represents and warrants to each of the Underwriters that:

(i)	The Bank and each of its Significant Subsidiaries has been duly organized and is validly existing and, where applicable, in good standing, as a company, a limited partnership or a general partnership, as applicable, under the laws of their respective jurisdiction of organization.

For the purposes of this Agreement a “Significant Subsidiary” will be any company qualifying as a “significant subsidiary” of BANCO SANTANDER within the meaning of Rule 1-02 of Regulation S-X under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). A list of the companies qualifying as Significant Subsidiaries of BANCO SANTANDER is attached hereto as Schedule 6.

(ii)	The Bank and each of its subsidiaries has power and authority (corporate and other) to own its properties and conduct its business as described, as of their respective dates, in the Offering Documents, except as otherwise described with respect to Banco Popular Español, S.A. and its subsidiaries in the Offering Documents, and is duly qualified under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)	The Bank’s existing ordinary shares have been duly and validly authorized and issued, are fully paid-in and non-assessable, belong to a single class and attach the same rights in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Bank, except as set out in the Offering Documents.

(iv)	All shares of BANCO SANTANDER are listed for trading on the Spanish Stock Exchanges through the Spanish Automated Quotation System – Continuous Market (Sistema de Interconexión Bursátil – Mercado Continuo). Except as disclosed in the Offering Documents the shares of BANCO SANTANDER are also listed on the Stock Exchanges of Buenos Aires, Milan, Lisbon, London, Mexico, Warsaw and, in the form of American Depository Shares (ADSs) and Brazilian Depositary Receipts (BDRs), on the New York and São Paulo Stock Exchanges, respectively.

(v)	The New Shares will, when issued, be free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon payment of the Subscription Price and delivery of such New Shares as herein contemplated, each of the Shareholders of Record, Investors, Underwriters and/or the purchasers procured by them, as the case may be, will receive good and marketable title to the New Shares to be sold by it, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (other than any applicable transfer restrictions pursuant to the securities laws of any jurisdiction) (provided, however, that the New Shares shall not be transferable by way of stock exchange transactions until they have been admitted to listing on the Exchanges.)

For the purposes of this Agreement, “Exchanges” shall mean the stock exchanges where the shares of the Bank are admitted to listing which includes, the Spanish Stock Exchanges and the Stock Exchanges of Buenos Aires, Milan, Lisbon, London, Mexico, Warsaw and, in the form of American Depository Shares (ADSs) and Brazilian Depositary Receipts (BDRs), on the New York and São Paulo Stock Exchanges, respectively.

(vi)

Except as described in the Offering Documents, (i) there are no rights issues, bonus issues of convertible bonds or bonds with warrants approved by the board of directors or the shareholders of the Bank or issued by the Bank, or any other similar arrangements, providing for the purchase or subscription of any new shares of the Bank with the exception of any instruments or arrangements permitted under Clause 6.1(vii) below not specifically described in the Offering Documents (if any) (which instruments or arrangements would not, individually or in the aggregate, be material in the context of the Capital Increase); and (ii) there are no restrictions upon the voting rights or transfer of any of the New Shares pursuant to the Bank’s Articles of Association or other governing documents or any agreement to which the Bank is a party or by which it may be bound.

(vii)	No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Bank or any of its properties is required for the Capital Increase and the listing of the New Shares except such consents, approvals, authorizations, registrations or qualifications as may be required under (i) applicable securities laws in connection with the offer and subscription of the New Shares and any resale of the New Shares by the Underwriters, (ii) the rules and regulations of Exchanges with respect to the listing of the New Shares or (iii) except as set out in the Offering Documents.

(viii)	The Bank is not in violation of its Articles of Association (estatutos sociales) or similar organizational documents or, except as described in the Offering Documents or except as would not, individually or in the aggregate, have a Material Adverse Effect, is not in default in the performance or observance of any material obligation, covenant or condition contained in any agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(ix)	The audited consolidated financial statements of BANCO SANTANDER for financial years ended on 31 December 2016, 2015 and 2014 (the “Consolidated Financial Statements”), all to be included in the Offering Documents, present fairly, in all material respects, the consolidated equity and consolidated financial position of the Bank and its subsidiaries at those dates and the consolidated results of its operations, the changes in consolidated recognised income and expense and its consolidated cash flows for the financial periods then ended, and contain the required information, sufficient for their proper interpretation and comprehension, in conformity with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, which save as otherwise disclosed in the Consolidated Financial Statements were applied on a consistent basis throughout these periods.

(x)	The unaudited condensed consolidated interim financial statements for the three-month period ended 31 March 2017 (the “Interim Financial Statements”), to be included in the Offering Documents, were adequately prepared and presented, in all material respects, in accordance with International Accounting Standard 34 (“IAS 34”). The Interim Financial Statements accurately present, in accordance with IAS 34, the consolidated equity and consolidated financial position of the Bank and its subsidiaries at that date and the consolidated results of its operations, the changes in consolidated recognized income and expense and its consolidated cash flows for the financial period then ended. The accounting policies and methods used in preparing the Interim Financial Statements are substantially the same as those applied in the Consolidated Financial Statements for financial year 2016 save as otherwise disclosed therein.

(xi)	The unaudited estimated interim financial information for the six-month period ended 30 June 2017, to be publicly disclosed on the date hereof through a price-sensitive information notice (hecho relevante) and to be included in the Offering Documents, (i) has been duly approved by the Bank, (ii) has been prepared and calculated after due and careful consideration by the Bank, (iii) is not misleading and is substantially consistent with the final figures to be published in the audited condensed consolidated interim financial statements of the Bank for the six-month period ended 30 June 2017; and (iv) except for those expressly referred to under section “Medidas alternativas de rendimiento / magnitudes no IFRS” of the abovementioned price-sensitive information notice (hecho relevante), has been prepared in accordance with International Financial Reporting Standards, as qualified by the condition of estimates of such unaudited estimated interim financial information for the six-month period ended 30 June 2017.

(xii)	The Bank has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action (corporate or other) required to be taken by the Bank for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(xiii)	This Agreement has been duly authorized, executed and delivered by the Bank and constitutes legal, valid and binding obligations of the Bank enforceable in accordance with their respective terms subject to (i) Regulation (EU) No 806/2014 of the European Parliament and of the Council of 15 July 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No 1093/2010; (ii) Law 11/2015, of 18 June, of recovery and resolution of credit entities and investment firms and its developing regulations; (iii) Law 22/2003, of 9 July, on Insolvency and other laws affecting the rights of creditors generally; (iv) the Cross-border Insolvency Regulations 2006; and (v) any other matters referred to in the qualifications to the legal opinions of Uría Menéndez Abogados, S.L.P. referred to in Clause 1.5.

(xiv)	The execution, delivery and performance by the Bank of this Agreement and the obligations envisaged hereto will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject except any such conflict, breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the provisions of the Articles of Association (estatutos sociales) of the Bank or (iii) assuming the compliance by the Underwriters of their respective obligations hereunder, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries, except any such conflict or breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(xv)	As of their respective dates, and, in the case of the Registration Statement, as of the date hereof, the Offering Documents comply in all material respects with the requirements laid down in the laws in each of the jurisdictions applicable thereto, including without limitation the Securities Act and the applicable rules and regulations of the SEC thereunder, and they do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xvi)	Except as described in each of the Offering Documents, since the date of the Interim Financial Statements there has not occurred any Material Adverse Effect.

(xvii)	As of the date hereof, there is no inside information not disclosed in the Offering Documents that the Bank would be required to disclose publicly by applicable law and regulations as a company currently listed on the Spanish Stock Exchanges or the New York Stock Exchange.

(xviii)	Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the U.S. Prospectus complied or will comply when so filed in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC thereunder,

(i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) the Time of Sale Prospectus does not, and at the time of each sale of the New Shares in connection with the offering and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(iii) each available road show prepared by the Bank or, if prepared by the Underwriters, previously approved by BANCO SANTANDER in writing, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and

(iv) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Schedule 7 attached hereto).

(xix)	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC. The Bank is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Bank has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement.

(xx)	The Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder and did not, together with the U.S. Prospectus, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxi)	The Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder.

(xxii)	The Bank maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(xxiii)	The Bank is not, and after giving effect to the offer and sale of the New Shares, will not be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940.

(xxiv)	No documents or materials or information, other than the Offering Documents, distributed or issued by the Bank in connection with the Capital Increase and the offering of the New Shares, when considered in each individual jurisdiction with all of the other Offering Documents used in such jurisdiction, contain or will contain, as applicable, any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All estimates, elaborations of market data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act). The expressions of opinion, intention or expectation, contained in such documents materials or information, when considered in each individual jurisdiction with all of the other Offering Documents used in such jurisdiction, have been made on a reasonable basis and in good faith.

(xxv)	Other than the terms and conditions in connection with the Capital Increase that will be publicly disclosed after the execution of this Agreement, the Bank does not have any inside information (información privilegiada) which, as of this date, it is under an obligation to disclose pursuant to Regulation 596/2014 on market abuse (“MAR”) and the Spanish Securities Market Act;

(xxvi)	Neither the Bank nor, to the best of the Bank’s knowledge, any of its subsidiaries, nor any persons discharging managerial responsibilities in the Company nor any persons closely associated (as defined under MAR) with them has, directly or indirectly, in relation to the Capital Increase, done any act or engaged in any course of conduct in breach of the applicable Spanish insider trading regulations on market abuse provisions including the Securities Market Act, Royal Decree 1333/2005 (Real Decreto 1333/2005, de 11 de noviembre, por el que se desarrolla la Ley 24/1998, de 28 de Julio, del Mercado de Valores, en materia de abuso de Mercado), the MAR and the delegated acts, implementing acts, technical standards and guidelines under the MAR or the equivalent provisions under the securities laws applicable in any other relevant jurisdiction nor, so far as the Company is aware, has any person acting on its behalf or on behalf of any of its subsidiaries (other than the Underwriters, as to whom the Company makes no representation) done any act or engaged in any course of conduct in connection with the Capital Increase as described above.

(xxvii)	Except as disclosed in each of the Offering Documents with respect to Banco Popular Español, S.A. and its subsidiaries, neither the Bank nor any of its subsidiaries is insolvent, has taken any action, nor so far as the Bank is aware, have any steps been taken or legal proceedings started or threatened against the Bank or any of its subsidiaries for its winding up or dissolution or for any of them to enter into any arrangement or composition for the benefit of creditors or for the appointment of a receiver, trustee, administrator or similar officer of it or any of its properties, assets or revenues or any equivalent procedure under the laws and regulations of the relevant jurisdiction, except for any such action, steps or legal proceedings with respect to any subsidiary that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xxviii)

Except as disclosed in each of the Offering Documents (including, in particular but without limitation, in (i) Section 2.1 of the Risk Factors of the Registration Document (Riesgos Derivados de la adquisición de Banco Popular Español, S.A.), and the references to the 7 June 2017 Resolution of the FROB Governing Committee adopting the measures required to implement the Decision of the Single Resolution Board in its Extended Executive Session of 7 June 2017 concerning the adoption of the resolution scheme in respect of Banco Popular Español, S.A.; and (ii) subsection “We may incur unanticipated losses related to our recent Acquisition” of the Risk Factors section of the Prospectus Supplement), there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, or any arbitration proceeding now pending, or, to the knowledge of the Bank, threatened against or involving the Bank or any subsidiary which is reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Bank of its obligations hereunder.

(xxix)	Except as disclosed in the Offering Documents with respect to Banco Popular Español, S.A. and its subsidiaries:

a)	The Bank or its subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all applicable declarations and filings with, the appropriate governmental or regulatory agencies or bodies in the jurisdictions which are necessary to conduct their business, except where the failure to so possess such Governmental Licenses or make the applicable declaration or filing would not, individually or in the aggregate, result in a Material Adverse Effect.

b)	The Bank and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect.

c)	The Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect.

d)	None of the Bank or any of its subsidiaries has been notified of any executive order or resolution withdrawing or modifying any such Governmental Licenses which, individually or in the aggregate, if finally executed, would be reasonably likely to result in a Material Adverse Effect.

(xxx)	The Bank and its Significant Subsidiaries make and keep books and records which are accurate in all material respects and maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, Spanish GAAP or the relevant applicable local GAAP, as applicable, and to maintain accountability for their assets, (iii) unauthorized acquisition, use or disposition of assets that could have a Material Adverse Effect on the financial statements is prevented or detected in a timely manner and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxi)

The Bank will use the net proceeds received by it from the Capital Increase and offering of the New Shares in the manner to be specified in Section 3.4 of the Securities Note under the caption “Motivos de la oferta y destino de los ingresos” and in the Prospectus Supplement under the caption “Use of proceeds”. Neither the Bank nor any of other members of the Santander Group nor, to the knowledge of the Bank, any director, officer, employee, agent, affiliate or representative of the Bank as an individual or entity (a “Person”) is currently the subject of any US sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the US Treasury Department or any equivalent sanctions or measures imposed by the United Nations Security Council and/or the European Union and/or Her Majesty’s Treasury or other relevant sanctions authority (collectively “Sanctions”), and the Bank will not, directly or indirectly, use all or part of the proceeds of the Capital Increase and offering of the New Shares, or lend, contribute or otherwise make available all or part of such proceeds to any other member of the Santander Group, joint venture partner or other Person, for the purpose of financing the activities of any Person that is currently the subject of any Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the Capital Increase and offering of the New Shares, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxii)	Except as would not have a Material Adverse Effect, the operations of the Bank and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering laws and regulations of Spain, the European Union, the United States and any related or similar applicable statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (b) no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or has been threatened (with such threat being brought to the attention of the Bank or its subsidiaries).

(xxxiii)	None of the Company nor any of its subsidiaries, nor to the Bank’s knowledge any of their respective directors, officers, employees or representatives has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any governmental official or employee from corporate funds, (iv) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 or any similar laws in any other relevant jurisdictions or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except for any such actions which, individually or in the aggregate, would not result in a Material Adverse Effect or be material to an average investor in the New Shares. The Company and its subsidiaries has conducted its business in material compliance with applicable anti-corruption laws and has instituted and maintained, policies and procedures reasonably designed to promote and achieve compliance with such laws. None of the Bank nor any of its subsidiaries will directly or indirectly use the proceeds of the issuance of the New Shares for the purpose of financing or facilitating any activity that would violate applicable anti-corruption laws and regulations.

5.2	Continued validity of the representations and warranties

The representations and warranties given by BANCO SANTANDER in this Agreement refer to the state of facts or circumstances to which they relate at the date and time this Agreement is signed, without prejudice to them being deemed to be repeated in respect of the facts or circumstances to which they relate on each of the respective dates of the Spanish Prospectus, the Prospectus Supplement and any amendments or supplements thereto, the First Subscription Rights Date, the “Time of Sale” for the purposes of Rule 159 under the Securities Act (which shall be the time the Discretionary Allocation Period ends, this is, 6:00 a.m. (Madrid time) on the Closing Date), on the Closing Date until the Prefunding Time, and, solely for the purposes of the indemnification obligations assumed by the Bank in Clauses 7.1 and 7.3 below, on the Closing Date following the Prefunding Time and on the Settlement Date.

5.3	Sole remedy

The Company and the Underwriters acknowledge and agree that their sole and exclusive remedies shall be the following:

(a)	in the event of breach of their respective representations and warranties under this Agreement, (x) to pursue its respective rights under Clause 7 below and (y) to terminate this Agreement under Clause 1.5 above and Clause 8 below, all as set forth in this Agreement;

(b)	in the event of breach of their covenants, obligations or undertakings, in addition to the remedies referred to under limbs (x) and (y) of the immediately preceding paragraph, the right to claim specific performance.

The Bank and the Underwriters hereby agree to waive any rights to terminate this Agreement other than as expressly set forth in Clause 1.5 and Clause 8 and expressly acknowledge that termination rights under Clauses 1.5, 8.1 and 8.2 (ii) will expire at the Prefunding Time on the Closing Date as set out therein.

6.	OTHER OBLIGATIONS OF THE PARTIES

6.1	Other obligations of BANCO SANTANDER

Without prejudice to the rest of its obligations hereunder, the Bank undertakes to fulfil the obligations set out below, which are necessary for the successful outcome of the Capital Increase. The Bank, as issuer of the New Shares, shall, until the Settlement Date (inclusive) unless otherwise stated:

(i)	Carry out all actions required on its part for the issue and admission to listing of the New Shares in the terms set forth in the Spanish Prospectus and in this Agreement.

(ii)	Comply with the Spanish Securities Market Act and MAR, and its implementing regulations on matters of public offerings for sale or subscription and admission to trading on official secondary markets and of market abuse, and abiding by the legal restrictions set out herein.

(iii)	Timely inform the Underwriters during the term of the Agreement of any significant event which becomes known to BANCO SANTANDER that could reasonably be expected to have a Material Adverse Effect on BANCO SANTANDER, on the Capital Increase, on the accuracy of the representations and warranties given in this Agreement or on BANCO SANTANDER’s ability to fulfil the obligations assumed hereunder. This disclosure obligation will expire on the date of admission of the New Shares to trading on the Spanish Stock Exchanges.

(iv)	Carry out all actions required on its part to obtain the authorizations of the CNMV and the Spanish Stock Exchanges regarding the admission to listing of the New Shares in the Spanish Stock Exchanges, making its best efforts to achieve such admission to listing as soon as possible and, inasmuch as possible, not later than 28 July 2017.

(v)	To the extent legally possible and reasonably practicable, consult with the Joint Global Coordinators (excluding BANCO SANTANDER) the publication of any price-sensitive information notice (hecho relevante), regulatory announcements in any jurisdiction or press releases to be issued by the Bank and provide them with drafts thereof reasonably in advance of their issuance. This obligation will expire on the date on which the Additional Shares Allocation Period ends or, if the Discretionary Allocation Period is opened, on the Time of Sale.

(vi)	Exercise its best efforts as may be reasonably required to assist the Underwriters to complete or obtain any notifications, authorizations or consents that may be required in any jurisdiction arising from a potential or actual Change of Control.

For the purposes of this Agreement, “Change of Control” means any circumstances arising pursuant to which any Underwriter, in the performance of its obligations under this Agreement, acquires a controlling interest or a qualified participation in or other holding requiring prior regulatory notification, authorisation, or consent in the Bank.

(vii)	Except with the consent of the Joint Global Coordinators (excluding BANCO SANTANDER), acting unanimously (which authorization may not be unreasonably withheld or delayed), the Bank and its affiliates will not issue, offer, sell, agree to issue or sell, pledge or grant any security over, grant any option to purchase or, in any other way, directly or indirectly dispose of, or perform any transaction that might have an economic effect similar to the issuance or sale, or the announcement of the issuance or sale, of Bank shares, securities that are convertible or exchangeable into Bank shares, warrants, or any other instruments that might give the right to subscribe or acquire Bank shares, including by means of derivative transactions, from the date of the Agreement until ninety (90) days following the Closing Date.

Notwithstanding the foregoing, the Bank and its affiliates may, without the aforementioned authorization of the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously, announce or carry out:

a.

activities arising from transactions that form part of the liquidity, treasury, treasury stock, ordinary market making or other securities and banking activities of the Bank or such affiliate, both for the Bank’s or the affiliate’s own account and on behalf of customers, to the extent that such activities are in the ordinary course of business of the Bank or such affiliate, including, but not limited to, the activities described in the Bank’s SEC No-Action Letter, File No. TP 17-09;

b.	issuances of shares as dividends or remunerations in respect of the Bank ordinary shares (including any scrip dividend program of the Bank);

c.	issuances and/or deliveries of options and shares granted to employees or officers of the Bank or its affiliates or other persons pursuant to related compensation arrangements within the framework of compensation for such employees, officers or other persons (including those shares that, within the framework of such programs, are subscribed or acquired by financial entities), as well as shares that are issued as a result of the exercise of such options, or issuances and/or deliveries of shares as a means of remuneration associated with certain financial products offered by the Bank to its clients (such as, without limitation, the “Cuenta 1, 2, 3”);

d.	issuances of shares in connection with the conversion of convertible securities outstanding as of the date hereof;

e.	transfers of shares between entities belonging to the same group (within the meaning of article 42 of the Spanish Commercial Code), provided that the party receiving the shares assumes a lock-up commitment in the terms of this Clause 6.1 (vii) for the remaining period thereof;

f.	issuances of capital instruments that qualify as Additional Tier 1 Capital in accordance with Regulation (EU) no 575/2013 of the European Parliament and of the Council, of 26 June 2013, on prudential requirements for credit institutions and investment firms;

g.	issuances of shares in connection with the acquisition of, or a joint venture with, another company, provided that the number of shares issued pursuant to this clause (g) shall not exceed 5% of the shares of the Bank then outstanding provided that the party receiving the shares assumes a lock-up commitment for the remaining period thereof in the terms of this Clause 6.1 (vii); and

h.	other issuances or deliveries of securities associated with strategic operations of the Bank, provided that (i) the party receiving the shares assumes a lock-up commitment for the remaining period thereof in the terms of this Clause 6.1 (vii) or (b) the issuance or delivery of securities is in exchange for non-cash consideration.

6.2	Other obligations of the Underwriters

The Underwriters undertake, without prejudice to the rest of their obligations under the Agreement, to comply with the following obligations:

(i)	Comply with the legal provisions that apply to the placement, abiding by the legal restrictions referred to in Clause 4 above.

(ii)	Not to use any documents or materials (including, without limitation, roadshows, presentations, slides, brochures, letters or e-mails) in connection with the Capital Increase which have not been previously approved in writing by the Bank.

(iii)	Collaborate with BANCO SANTANDER and the Agent and keep BANCO SANTANDER informed of any fact or circumstance, of which they have knowledge, that could arise during the life of the Agreement and which is of relevance for the execution of the Capital Increase.

(iv)	Comply with all obligations that derive from the Spanish Prospectus that will be registered with the CNMV and from the supplements thereto, and with the applicable laws and regulations in Spain and, in particular, with the rules of conduct contained in the Spanish Securities Market Act, in MAR, in Royal Decree 217/2008, of 15 February, as amended, and in Regulation (EC) 1287/2006 of the Commission, of 10 August 2006, which implements Directive 2004/39/EC of the European Parliament and the Council, of 21 April 2004, as well as with the laws and regulations applicable in the foreign jurisdictions involved in the Capital Increase. Refrain from providing persons other than the Underwriters and BANCO SANTANDER information on the demand existing in the Discretionary Allocation Period or any other data relating to the progress of the Capital Increase.

(v)	Collaborate with BANCO SANTANDER and the Agent in everything that is reasonably required or necessary for the execution of the Capital Increase.

(vi)	Comply with their inherent obligations under the Agreement, in particular, in relation to submission of information and, if applicable, in the case of the Joint Global Coordinators, with respect to the pre-funding, so that the effective commencement of trading of the New Shares takes place on the expected date (i.e. on 31 July 2017).

In addition, the Underwriters undertake to abide by and cause their affiliates to abide by the following restrictions unless otherwise authorized by the Joint Global Coordinators (excluding BANCO SANTANDER) acting unanimously and BANCO SANTANDER, as of the date of public announcement of the Capital Increase and until the earlier of (i) the notification by the Agent to the Joint Global Coordinators of the total aggregate amount of Discretionary Allocation Shares, and (ii) 17:00 Madrid time on the fourth business day following the end of the Preferential Subscription Period:

(i)	Not to sell for their own account nor induce the sale of shares of BANCO SANTANDER.

(ii)	Not to purchase for their own account put options nor to sell for their own account call options over shares of BANCO SANTANDER, whether on organised markets or over the counter.

(iii)	Not to carry out any other transaction for their own account which could have a significant effect on the price of the shares of BANCO SANTANDER.

The foregoing restrictions in the paragraph above shall not apply to transactions entered into by the Underwriters for the purposes of hedging Underwriters’ obligations on highly liquid indices such as the IBEX 35, DJ EUROSTOXX BANKS, DJ STOXX BANKS, DJ EUROSTOXX 50 and DJ STOXX 50 so long as such hedging activities are limited to transactions on indices in which the weighting of BANCO SANTANDER is equal to or less than 20%.

Without prejudice to the foregoing sentence, the foregoing restrictions above shall not apply to (a) transactions entered into for the purposes of hedging derivatives transactions of any kind in relation to BANCO SANTANDER shares, or (b) proprietary positions on BANCO SANTANDER securities, in each case entered into by the Underwriters prior to the announcement of the transaction, or (c) any other hedging transactions relating to ordinary course market making or customer facilitation transactions. Furthermore, the Underwriters will be subject to no limitation on carrying out the restricted transactions for the account of their customers, or on buying BANCO SANTANDER shares for their own account, provided that those transactions are carried out in the ordinary course of their businesses and they comply with the securities market existing regulations on rules of conduct and market abuse.

Each Underwriter agrees to provide such relevant documents in relation to the Capital Increase as the Bank may reasonably request in order to comply with requests or requirements that the Bank may receive from relevant regulators, to such regulator, in each case subject to each Underwriters’s legal, regulatory and compliance requirements and restrictions; provided that each Joint Bookrunner shall provide any such document to the Bank in circumstances where such regulator has instructed the Bank to obtain such document directly from the relevant Underwriter.

7.	INDEMNIFICATION

7.1	Indemnification by BANCO SANTANDER

BANCO SANTANDER shall indemnify and hold harmless each of the Underwriters and its affiliates and the directors, officers, agents and employees of each of the Underwriters and the Underwriters’ affiliates and each other person, if any, controlling, directly or indirectly, the Underwriters or the Underwriters’ affiliates (each such person, an “Indemnified Person”) from and against any losses, claims, damages or liabilities (“Losses”) related to or arising out of (a) this Agreement, the Underwriters’ undertaking to underwrite the Underwritten Shares and the Underwriters’ assistance or role in connection therewith (except for, as regards this limb (a), any Loss or expenses or alleged Losses or expenses which are claimed by an Indemnified Person but which are not related to a demand or claim asserted by a third-party), (b) any breach or alleged breach of the representations, warranties, covenants, obligations or undertakings given or made by BANCO SANTANDER in this Agreement, or (c) any untrue statement or alleged untrue statement of a material fact contained in any of the Offering Documents (including the Spanish Prospectus (and any translation thereof), the Registration Statement or any amendment thereof, the Time of Sale Prospectus or the U.S. Prospectus) or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Person for all expenses (including legal fees) as they are incurred by such Indemnified Person in connection with investigating, preparing or defending any such threatened action or claim. This notwithstanding, the indemnification obligation set forth in section (a) of this Clause shall not apply to the extent it has been finally determined by a court of competent jurisdiction (not subject to further appeal) that such Losses or expenses result from any Indemnified Person’s gross negligence or wilful default. For clarification purposes, no indemnification will be payable by the Bank for Losses to the extent that such Losses are attributable to a decline in the market value of the Underwritten Shares and are suffered or incurred by an Underwriter as a result of it having been required to underwrite or (in the case of the Joint Global Coordinators (excluding BANCO SANTANDER)) pre-fund the Underwritten Shares pursuant to this Agreement and unless such Losses are caused by, result from, are attributable to or would not have arisen but for (in each case directly or indirectly) any breach by the Bank of any representations, warranties, covenants, obligations or undertakings contained in this Agreement, or any circumstances which constitute such a breach.

7.2	Indemnification by the Underwriters

Each Underwriter shall severally indemnify and hold harmless BANCO SANTANDER and its directors, officers, employees, agents, controlling shareholders, if any, and affiliates from and against any and all Losses incurred or suffered, directly or indirectly, by BANCO SANTANDER arising out of untrue statements or omissions, or alleged untrue statements or omissions made, as the case may be, in any of the Offering Documents (including the Spanish Prospectus (and any translation thereof), the Registration Statement or any amendment thereof, the Time of Sale Prospectus or the U.S. Prospectus) and any amendment or supplement thereto (if any) in reliance upon, and in conformity with, written information furnished to BANCO SANTANDER by such Underwriter expressly for use therein, it being understood and agreed that the only such information is that described in Schedule 7 hereto.

The Underwriters will bear several liability (“mancomunadamente”) for the Losses caused by each of them, as well as by the entities pertaining to their groups, to BANCO SANTANDER in discharge of their respective functions under this Agreement.

7.3	Contractual liability of the parties

Notwithstanding the above, each party hereto shall also be contractually liable for any breach of the representations, warranties, covenants, obligations or undertakings, as applicable, given or made by it in this Agreement; provided that:

(i)	the Bank will not, however, be responsible to an Indemnified Person for any Losses or expenses to the extent it has been finally determined by a court of competent jurisdiction (not subject to further appeal) that such Losses or expenses result from any Indemnified Person’s gross negligence or wilful default.

(ii)	no Indemnified Person other than the Underwriters themselves shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank for or in connection with obligations or services in connection with this Agreement or the Capital Increase except for any such liability for Losses or expenses incurred by the Bank that are judicially determined to result from any Indemnified Person’s gross negligence or wilful default and then only to the extent of any Indemnified Person’s gross negligence or wilful default.

The Bank agrees that neither it nor any of its subsidiary undertakings or affiliates, or any of the directors, officers or employees of any of them, will bring, make, threaten or allege any claim in any jurisdiction against any Indemnified Person to recover any Losses or expenses suffered or incurred by any person and which arise out of the carrying out by any Indemnified Person of obligations or services in connection with this Agreement or the Capital Increase unless and then to the extent only that such Losses are finally determined by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or wilful default of any Indemnified Person

Notwithstanding any rights or claims which any person may have or assert against any Indemnified Person, no claim will be brought by the Bank or any of its subsidiary undertakings or affiliates or any of the directors, officers or employees of any of them against any individuals who are directors, officers or employees of any Indemnified Person in respect of any conduct, action or omission by the individual concerned except in the case of fraud or fraudulent misrepresentation.

7.4	Indemnification procedure

In the event that a party (the “Indemnified Party”) asserts a claim for indemnification, or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any third party against any of the parties to this Agreement (the “Indemnifying Party”), for which such party is required to provide indemnification under this Clause 7.4, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced in its ability to defend such action.

If any such action shall be brought or asserted against an Indemnified Party and it shall have notified the Indemnifying Party thereof, the Indemnifying Party shall, with the consent of the Indemnified Party (such consent not to be unreasonably withheld) retain counsel reasonably satisfactory to the Indemnified Party (which shall not, without the consent of the Indemnified Party, also be counsel to the Indemnifying Party) to represent the Indemnified Party and any others the Indemnifying Party may designate, acting reasonably, in such action and shall pay the fees and disbursements of such counsel related to such action, as incurred.

The Indemnified Party shall thereafter consult with the Indemnifying Party regarding its conduct of the claim, provided that such Indemnified Party shall not be under any obligation to comply with any requirements of the Indemnifying Party in connection with such conduct.

In any such action, any Indemnified Party shall have the right, regardless of whether the Indemnifying Party has retained counsel pursuant to the foregoing paragraph, to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, provided, however, that if: (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; or (ii) the Indemnifying Party shall have failed, within a reasonable time, to retain counsel reasonably satisfactory to the Indemnified Party; or (iii) the Indemnified Party having consented, pursuant to the foregoing paragraph, to being represented by counsel to the Indemnifying Party, the Indemnified Party subsequently concludes, acting reasonably, that there may be legal defenses available to it that are different from, or in addition to, those available to the Indemnifying Party, the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. It is understood that the Indemnifying Party shall not, in respect of the legal fees and expenses of any Indemnified Party in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one firm in each relevant jurisdiction for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred.

No Indemnifying Party shall, without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld, conditioned or delayed, consent, settle, admit liability or compromise any pending or threatened claim, action, proceeding or investigation to the extent that such claim, action, proceeding or investigation could, at the sole discretion of the Indemnifying Party, give rise to a claim under this paragraph (whether or not the Indemnified Parties are a party to such claim, action, proceeding or investigation), unless such settlement, admission or compromise (x) includes an unconditional release of each such Indemnified Party, from all liability arising out of such claim, action, proceeding or investigation and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

The Indemnifying Party shall not be liable for any settlement of the nature contemplated by this Clause effected without its written consent, but if settled with such consent or if there be a judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if an Indemnified Party shall have requested in compliance with this Agreement that an Indemnifying Party reimburse the Indemnified Party for fees and expenses of legal advisers, such Indemnifying Party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of such request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days, or any other shorter period as may be required by the relevant court or as may be necessary to effect the settlement, prior to such settlement being entered into, and (iii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

The Indemnifying Party shall maintain the confidentiality of any notice delivered pursuant to the foregoing paragraph and shall not disclose the existence or content of such notice except as required by law or by subpoena or court order. If an Indemnifying Party becomes legally compelled to disclose the existence or content of such a notice, whether in whole or in part, such Indemnifying Party shall, to the extent reasonably practicable in such circumstances, notify the Indemnified Party that has issued such notice in writing of such circumstance prior to disclosing such information, so that such Indemnified Party may adopt any measures that it may deem appropriate to protect its rights and such information. If such protective measures or other remedy is not obtained, or such Indemnified Party waives its compliance with the foregoing confidentiality provisions, such Indemnifying Party shall disclose only that portion of such information that is required by law or by subpoena or court order to be furnished and to take all reasonable steps to preserve the confidentiality of such information.

7.5	Contribution

The provisions of this Clause 7.5 shall apply solely in relation to the United States of America.

If the indemnification provided for in Clause 7 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:

(i)	in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of New Shares; or

(ii)	if the allocation provided by paragraph (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in paragraph (i) above but also the relative fault of the Bank on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Bank on the one hand and the Underwriters on the other hand in connection with the offering of New Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the New Shares pursuant to this Agreement (before deducting expenses) received by the Bank on the one hand and the total commissions and fees received by the Underwriters on the other hand.

The relative fault of the Bank on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Clause 7.5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 7.5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Clause 7.5 shall, without limitations, include any legal or other expenses properly incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. For the avoidance of doubt, the legal or other expenses referred to in the immediately preceding sentence are not duplicative of, or in addition to, any expenses with respect to which the Indemnified Party would otherwise have been entitled to reimbursement pursuant to Clause 7.1 or 7.2, as the case may be.

Notwithstanding the provisions of this Clause 7.5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the New Shares underwritten by it hereunder and distributed to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For the purposes of this Clause 7.5, each person, if any, that controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of an Underwriter’s Affiliates and agents shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bank. The Underwriters’ respective obligations to contribute pursuant to this Clause 7.5 are several in proportion their respective Underwriting Commitments.

The provisions of this Clause 7.5 shall not affect or be affected by any other agreement to which the Bank is party with respect to contribution.

Notwithstanding the regime set forth under this Clause 7.5, the Company and the Underwriters expressly acknowledge that the contribution obligation set forth herein shall in no event lead to an Indemnifying Party paying, or contributing to, an aggregate amount of losses, liabilities, claims, damages and expenses incurred by the relevant Indemnified Party exceeding the amount of such losses, liabilities, claims, damages or expenses which the Indemnifying Party would have had to pay in the event that the indemnification provided for in Clause 7 would have been available and sufficient to hold harmless the relevant Indemnified Party.

7.6	Penalty interest

Without prejudice to what is provided in the foregoing paragraphs, if any party to this Agreement delays in honouring its payment obligations, it will be liable to pay the party(ies) to which the relevant payment is delayed a default interest, calculated on the basis of the EONIA rate (Euro OverNight Index Average – benchmark rate for the European money market, as agreed and prevailing from time to time, under the sponsorship of the European Banking Federation and the Financial Markets Association for overnight euro deposits, incremented by any tax or surcharge levied or which may in the future be levied on operations of this type, plus the brokerage expenses or any other type of charges applicable thereto), plus two (2) percentage points (Reuters EONIA01). For clarification purposes, should the EONIA rate be a negative figure, the default interest applicable pursuant to this Clause 7.6 will be equal to two (2) percentage points.

8.	TERMINATION OF THE UNDERWRITING COMMITMENT

8.1	Force Majeure

This Agreement may be terminated by (i) decision of the Bank after a non-binding consultation with the Joint Global Coordinators (excluding BANCO SANTANDER), to the extent reasonably practicable in all circumstances, who will take into special consideration the concurring opinion of the Joint Global Coordinators (excluding BANCO SANTANDER), in the event that, at any time from the execution hereof and until the Prefunding Time on the Closing Date, any force majeure event referred to in this Clause 8.1 occurs; or (ii) unanimous decision of the Joint Global Coordinators

(excluding BANCO SANTANDER), after a non-binding consultation with the Bank to the extent reasonably practicable in all circumstances, in the event that, at any time from the execution hereof and until the Prefunding Time on the Closing Date, any force majeure event occurs in the unanimous determination of the Joint Global Coordinators (excluding BANCO SANTANDER) (acting reasonably and in good faith) which, solely or taken together with any other force majeure event referred to in this Clause 8.1, the Joint Global Coordinators (excluding BANCO SANTANDER) unanimously consider, acting reasonably and in good faith, is such as to make it impracticable or inadvisable for the Underwriters or the Bank to proceed with the Capital Increase or for the Underwriters to continue to act as underwriters or placing agent in relation to the New Shares. For these purposes, only the following will be considered events of force majeure:

a)	The occurrence, since the date of this Agreement, of a Material Adverse Effect;

b)	any material adverse change in the financial markets in the United States, the United Kingdom, Spain, in the European Union or in the international financial markets;

c)	a general suspension in the trading of securities declared by the competent authorities on the New York Stock Exchange, the Spanish Stock Exchanges or the London Stock Exchange;

d)	a suspension of the trading of the Bank’s shares on the Spanish Stock Exchanges, the London Stock Exchange or the New York Stock Exchange that lasts more than 48 consecutive hours, if taking place prior to the beginning of the Preferential Subscription Period, (b) lasting more than twenty four (24) consecutive hours, if taking place within the first thirteen calendar days of the Preferential Subscription Period, or (c) lasting more than six (6) consecutive hours when the market would have been otherwise opened, if taking place from the second-to-last calendar day of the Preferential Subscription Period to the Closing Date, other than as a result of the transactions contemplated herein;

e)	an outbreak or aggravation of hostilities or any similar conflict or a large-scale terrorist attack or a declaration of war or national emergency, where such event has a material adverse effect on the indices of the Spanish Stock Exchanges, the London Stock Exchange or the New York Stock Exchange;

f)	any material adverse change in the Spanish taxation affecting the New Shares, the preferential subscription rights, if applicable, or the transfer thereof or the imposition of exchange controls by the United States or Spain;

g)	a change in European Community or Spanish legislation or an official announcement of, or approval of any bill that foreseeably entails a change of European Community or Spanish legislation that negatively and materially affects the activities of the Bank and its subsidiaries taken as a whole or the Capital Increase;

h)	a general suspension declared by the competent authorities, or a material disruption, of banking activities or securities clearing and settlement services, in the United States, the United Kingdom or Spain; or

i)	any nationalisation of, or attempted nationalisation of, or other intervention by any government, or governmental, national or international body or institution in, the Bank, or any of the Bank’s Significant Subsidiaries, which the Joint Global Coordinators (excluding BANCO SANTANDER) (acting in good faith) unanimously consider likely to materially and prejudicially affect the shareholders of the Bank, the value of the Bank’s shares, the condition (financial, operational, legal or otherwise), prospects, earnings, solvency, liquidity position or funding position of the Bank,

8.2	Termination Events

This Agreement may be terminated by:

(i)	decision of the BANK, at its sole discretion and after a non-binding consultation with the Joint Global Coordinators (excluding BANCO SANTANDER), in the event that, at any time from the execution thereof and until 9:00 a.m., Madrid time, on the day of publication of the notice of the Capital Increase in the BORME, the Bank deems it appropriate.

(ii)	unanimous decision of the Joint Global Coordinators, excluding BANCO SANTANDER, acting reasonably and in good faith, and after non-binding consultation with the Company to the extent reasonably practicable in all circumstances, in the event that, in their sole judgment, at any time from the execution thereof and until the Prefunding Time on the Closing Date, there has occurred (a) any material breach of the representations and warranties given by the Bank in this Agreement where such breach results in, at the sole discretion of the Joint Global Coordinators (acting reasonably and in good faith) (excluding BANCO SANTANDER), the occurrence of a Material Adverse Effect; or (b) any material breach of the covenants, obligations or undertakings made by the Bank in this Agreement.

8.3	Consequences of termination of this Agreement

In the event of termination of the Agreement on the grounds set out in Clauses 8.1 or 8.2 above, BANCO SANTANDER shall make such termination public by filing a price-sensitive information notice (hecho relevante) with the CNMV, and the Capital Increase will not be underwritten. In this event, the following consequences will occur, depending on the date of termination of the Agreement:

(a)	If the Agreement is terminated on or before 9:00 a.m. (Madrid time) on the day of publication of the notice of the Capital Increase in the BORME, the Board of Directors (or, by substitution, the Executive Committee) of the Bank may decide to either withdraw the Capital Increase or, alternatively, to carry on with the Capital Increase on a non-underwritten basis.

(b)

If the Agreement is terminated after 9:00 a.m. (Madrid time) on the day of publication of the notice of the Capital Increase in the BORME, subscription proposals, if any, submitted by qualified institutional investors during the Discretionary Allocation Period, whether or not any New Shares had been allocated to them or by any of the Underwriters, together with their respective underwriting obligations, will be deemed revoked and terminated and if the amount of New Shares acquired by Shareholders of Record and by Investors in the Preferential Subscription Period and in the Additional Shares Allocation

Period are not sufficient to cover all of the New Shares subject to the Capital Increase, the Board of Directors (or, by substitution, the Executive Committee or any representative duly appointed by a resolution of the Board of Directors) of the Bank will declare the subscription incomplete, and the capital will be increased in the amount of the subscriptions made.

Termination of this Agreement pursuant to Clause 8.1 and 8.2(i) above shall be without liability of any party to any other party, except for accrued rights arising from this Agreement up to and including such date of termination. In addition, Clauses 5 (only for the purposes of the indemnification obligations assumed by the Bank and the Underwriters, as applicable, under Clause 7), 7, 8.3, 9, 14 and 15 shall survive such termination and remain in full force and effect.

Termination of this Agreement pursuant to Clause 8.2(ii) above shall not affect the accrued rights arising from this Agreement up to and including such date of termination. In addition, Clauses 5 (only for the purposes of the indemnification obligations assumed by the Bank and the Underwriters, as applicable, under Clause 7), 7, 8.3, 9, 14 and 15 shall survive such termination and remain in full force and effect.

9.	EXPENSES

Subject to the last paragraph of this Clause 9, the Company and each of the Underwriters shall bear its own costs and expenses incurred in connection with the execution, consummation and settlement of the transactions contemplated hereby. Irrespective of whether this Agreement terminates, without prejudice to the above, the following costs and expenses shall in all events be borne by the Company:

(A)	The fees and expenses of notaries and registries arising from execution and registration of the Capital Increase.

(B)	Any stamp, issue, transfer or other similar taxes or duties in any applicable jurisdiction arising out of or resulting from the issue, delivery or transfer of any New Shares to the Joint Global Coordinators, the authorization, execution or delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement. For clarification purposes, no costs or expenses derived from the transfer of the Discretionary Allocation Shares (if applicable) to the Underwriters or the final investors (including, without limitation, those arising from the Special Stock Transactions) shall be borne by the Company.

(C)	All expenses required for inscription, registration and settlement of the Capital Increase, excluding the fees owed to the Spanish Stock Exchanges and Iberclear and to the CNMV by the intermediaries that execute the Special Stock Transactions.

(D)	All expenses related to the road show incurred by BANCO SANTANDER.

(E)	All expenses incurred by BANCO SANTANDER in connection with the printing of the Offering Documents.

(F)	All expenses incurred by BANCO SANTANDER in connection withthe distribution of the Offering Documents.

(G)	All expenses incurred by BANCO SANTANDER in connection with the advertising campaigns and legal notices made by the Bank.

(H)	Legal advice of the Company.

(I)	Legal advice of the Underwriters for all of its legal fees with a cap which, except with the written consent of the Bank, shall not exceed an amount agreed by email between Linklaters, S.L.P. and the Bank dated 5 June 2017 (plus taxes and expenses).

The Joint Global Coordinators shall be reimbursed by the Bank for any out-of-pocket expenses incurred in connection with the preparation and the execution of this Agreement, the development, preparation, registration and execution of the Capital Increase, the underwriting of the Underwritten Shares and any related agreements and the drafting and preparation of the Offering Documents, the road shows, the investor presentation and other marketing efforts, or that are incurred in consequence of a termination of this Agreement, if and to the extent previously so authorized, expressly and in writing, by the Bank. This notwithstanding, all the said expenses to be reimbursed by BANCO SANTANDER to the Bank in its condition as Joint Global Coordinator pursuant to the present paragraph of this Clause 8.3 shall extinguish by confusion of debts and, hence, no disbursement shall be made thereon.

10.	TAXES

All payments which must be made by the Bank in respect of any item to the Underwiters under the Agreement will be subject to the taxes and other requirements of Spanish tax laws in force from time to time. All withholdings and payments on account of Spanish taxes applicable to such payments shall be borne by the Bank, and, therefore, the Bank will increase the amount to be paid to the Underwriters so that the net amount to be received by the Underwriters matches with the one these Underwriters would have received except for such withholdings or payments on account of taxes, provided that the relevant Underwriters are resident for tax purposes in a country which has entered into a treaty for the avoidance of double taxation with Spain.

As an exception, the Bank will not bear and, therefore, will not increase the amounts payable to the Underwriters where (i) the withholdings and payments on account of taxes that the Bank is bound to make in the payments to the relevant Underwriter result from the latter not having provided the Bank timely and in due form with the appropriate residence certificate issued by the tax authorities of their country of residence (ii) the relevant Underwriter is acting, for the purposes of this Agreement, through a permanent establishment located in Spain or through a tax haven (as defined in Royal Decree 1080/1991, of 5 July, as amended); or (iii) the relevant Underwriters is liable for such taxes, duties, assessments or governmental charges of whatever nature for which the Bank has made the withholdings and payments on account by reason of it having some connection with the Kingdom of Spain other than the mere signing of this Agreement.

If the Bank makes such an increased payment and any Underwriter subsequently obtains a refund of taxes or credit against taxes by reason of the making such a withholding or payment on account, the Underwriters shall reimburse the Bank the amount of the withholding or payment on account made by the latter.

11.	CONDITION SUBSEQUENT

This contract is subject to the condition subsequent that the CNMV does not register the Spanish Prospectus by 23:59 p.m. (Madrid time) on 7 July 2017.

In case this condition subsequent is fulfilled, this agreement will be terminated and cease to be in force or effect without liability of any party to any other party. If the agreement is so terminated, for the purposes of the Stand-by Underwriting Commitment referred to in Recital (G), no underwriting agreement shall be deemed to have been entered into and the Stand-by Underwriting Commitment shall continue in full force and effect.

12.	NOTICES

All notices, declarations of intent and other executive acts of any nature provided for in the Agreement between the Company and the Underwriters shall be conducted through the Joint Global Coordinators and may be done by fax or any other written means and will be valid and binding without the need for a special code or keys. For purposes of giving such notices as may be required, the Bank and the Joint Global Coordinators designate the addresses set out in Schedule 8.

13.	ENTIRE AGREEMENT

This Agreement sets out the entire agreement between the parties in relation to the subject matter hereof and supersedes any previous agreements, which are hereby rendered null and void. In particular, subject to Clause 11 above, the Stand-by Underwriting Commitment referred to in Recital (G) shall be deemed automatically terminated. This notwithstanding, all fees accrued up to the date hereof in favour of the Joint Global Coordinators (excluding BANCO SANTANDER) under Clause 16 of the Stand-by Underwriting Commitment shall be paid by the Bank as provided for therein.

14.	JURISDICTION

The parties, with express waiver of such other forum as to which they may be entitled, expressly submit to the non-exclusive jurisdiction and competence of the Courts and Tribunals of the city of Madrid to settle any dispute which may arise in the interpretation or performance of the Agreement.

15.	GOVERNING LAW

This Agreement shall be governed and interpreted in accordance with Spanish common law (legislación común española).

16.	EXECUTION

The Parties agree that this Contract may be executed by means of fax or telefax or tele-transmission on the date first set out above.

For such purpose, the Bank will sign the signature pages of this Agreement and send the lawyers of the Underwriters a scanned copy of those pages by electronic mail to the address [****]@linklaters.com. In turn, the Underwriters will also sign the signature pages and send the Bank’s lawyers a scanned copy of those pages by electronic mail to the address [****]@uria.com.

The Parties agree that the Agreement executed as described above will have full effect on its own terms and serve as proof of the agreements reached between them.

[Remainder of page intentionally left blank; signature pages follow]

Banco Santander, S.A.

By:	/s/ José Luis de Mora
Name: José Luis de Mora Title: Director General

Underwriting Agreement Signature Page

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Suneel Hargunani
Name: Suneel Hargunani Title: Managing Director

Underwriting Agreement Signature Page

UBS LIMITED

By:	/s/ Javier Martinez-Piqueras
Name: Javier Martinez-Piqueras Title: Managing Director

By:	/s/ Gloria Carreño
Name: Gloria Carreño Title: Executive Director

Underwriting Agreement Signature Page

BNP PARIBAS

By:	/s/ Maria Pardo Saleme
Name: Maria Pardo Saleme Title: Director

By:	/s/ Florence Sztuder
Name: Florence Sztuder Title: EMEA ESD

Underwriting Agreement Signature Page

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Enrico Mezan
Name: Enrico Mezan Title: Managing Director

By:	/s/ Salvatore Branca
Name: Salvatore Branca Title: Director

Underwriting Agreement Signature Page

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Edward Sankey
Name: Edward Sankey Title: Managing Director

By:	/s/ Nicolas Sraff
Name: Nicolas Sraff Title: Director

Underwriting Agreement Signature Page

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Rodrigo Cortes
Name: Rodrigo Cortes Title: Executive Director

Underwriting Agreement Signature Page

HSBC BANK PLC

By:	/s/ Andrew Robinson
Name: Andrew Robinson Title: Managing Director, ECM

By:	/s/ Tony Sand
Name: Tony Sand Title: Director ECM

Underwriting Agreement Signature Page

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Antonio Carbone
Name: Antonio Carbone Title: Vice President

Underwriting Agreement Signature Page

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ José Manuel Gomez-Borrero
Name: José Manuel Gomez-Borrero Title: Head of ECM

By:	/s/ Anselmo Andrade
Name: Anselmo Andrade Title: Head of Financial Institutions

Underwriting Agreement Signature Page

CAIXABANK, S.A.

By:	/s/ Angel Diez Elosua
Name: Angel Diez Elosua Title: Senior Director of Corporate Finance

By:	/s/ Felipe Oriol
Name: Felipe Oriol Title: Managing Director

Underwriting Agreement Signature Page

BANCA IMI, S.P.A.

By:	/s/ Karim Makki
Name: Karim Makki Title: Managing Director

By:	/s/ Piers Roberts
Name: Piers Roberts Title: Head of Legal

Underwriting Agreement Signature Page

BARCLAYS BANK PLC

By:	/s/ David Seal
Name: David Seal Title: Director

Underwriting Agreement Signature Page

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Xavier Larnaudie
Name: Xavier Larnaudie Title: Managing Director

By:	/s/ Francoise Poujetoux
Name: Francoise Poujetoux Title: Managing Director

Underwriting Agreement Signature Page

ING BANK N.V.

By:	/s/ Leo Greve
Name: Leo Greve Title: Managing Director

By:	/s/ Kim Balt
Name: Kim Balt Title: Managing Director

Underwriting Agreement Signature Page

MEDIOBANCA BANCA DI CREDITO FINANZIARIO S.P.A.

By:	/s/ Stefano Rangone
Name: Stefano Rangone Title: Global Head of ECM

By:	/s/ Christian Basellini
Name: Christian Basellini Title: Managing Director –ECM and Syndicate

Underwriting Agreement Signature Page

RBC EUROPE LIMITED

By:	/s/ Darrell Uden
Name: Darrell Uden Title: Managing Director

Underwriting Agreement Signature Page

SOCIÉTÉ GÉNÉRALE

By:	/s/ Thierry Bastos
Name: Thierry Bastos Title: Managing Director

Underwriting Agreement Signature Page

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez Title: Managing Director

Underwriting Agreement Signature Page

JEFFERIES INTERNATIONAL LIMITED

By:	/s/ Luca Erpici
Name: Luca Erpici Title: Managing Director

Underwriting Agreement Signature Page

SCHEDULE 6. LIST OF SIGNIFICANT SUBSIDIARIES

Spain

Banco Popular Español, S.A.

Brasil

Banco Santander (Brasil) S.A.

United Kingdom

Santander UK plc

SCHEDULE 7. INFORMATION SUPPLIED TO THE BANK BY THE

UNDERWRITERS FOR INCLUSION IN THE OFFERING DOCUMENTS

A.- References to the relevant parts of the U.S. Prospectus:

1.	The names of the Underwriters on the front cover of the U.S. Prospectus as well as in the second paragraph under “Underwriting—Underwriting Commitment.”

B.- References to the relevant parts of the Share Securities Note:

1.	Sections 3.3: The name and interests in the Bank and its subsidiaries, as the case may be, of the Underwriters as persons involved in the Capital Increase.

2.	Section 5.4.1: The names of the Underwriters and the registered addresses of the Joint Global Coordinators (excluding BANCO SANTANDER), as well as their respective positions in the underwriting syndicate.

SCHEDULE 8. ADDRESSES FOR PURPOSES OF NOTICES

For the purposes of issuing the notice that are necessary under this Agreement, the parties designate the following addresses:

For BANCO SANTANDER, S.A., as issuer

Ciudad Financiera (Edificio Pereda, 1st floor) Avenida Cantabria, s/n, 28660 Boadilla del Monte (Madrid, Spain)

Fax no.: +34 [****]

Email: [****]@gruposantander.com / [****]@gruposantander.com

Attn. Mr. José Luis de Mora Gil-Gallardo / Mr. Francisco Javier Illescas Fernandez-Bermejo

For BANCO SANTANDER, S.A. as Joint Global Coordinator

Gran Vía de Hortaleza nº3

Edificio Pedreña S-1

28033 Madrid

Spain

Fax no.: +34 [****]

Email: [****]@gruposantander.com

Attn. Luis Felipe Juárez

For Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Attn: Equity Syndicate Desk

Fax no.: +44 [****]

Email: [****]@citi.com

For UBS Limited

5 Broadgate

London EC2M 2QS

United Kingdom

Email: [****]@ubs.com

Attn. Equity Capital Markets Group